As filed with the Securities and Exchange Commission on September 6, 2013

Registration 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	7200	94-3156448
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1800 114th Avenue S.E.

Bellevue, Washington 98004

(425) 943-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Scott Di Valerio

Chief Executive Officer

Outerwall Inc.

1800 114th Avenue S.E.

Bellevue, Washington 98004

(425) 943-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

SEE TABLE OF ADDITIONAL REGISTRANTS

Copies to:

Jens Fischer

Stephanie A. Hirano

Perkins Coie LLP

1201 Third Avenue, Suite 4900

Seattle, Washington 98101-3099

(206) 359-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
6.000% Senior Notes due 2019 (3)	$350,000,000	100%	$350,000,000	$47,740
Guarantees of the 6.000% Senior Notes Due 2019 (4)	$350,000,000	N/A	N/A	N/A

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.
(2)	Equals the aggregate principal amount of the securities being registered.
(3)	The 6.000% Senior Notes due 2019 will be the obligations of Outerwall Inc.
(4)	The registrants listed on the Table of Additional Registrants will guarantee the obligations of Outerwall Inc. under the 6.000% Senior Notes due 2019. The guarantees are not traded separately. Pursuant to Rule 457(n) under the Securities Act of 1933, no additional registration fee is due with respect to the guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number (EIN)	Primary Standard Industrial Classification Code Number (SIC)	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office
Clover One, LLC	DE	—	7200	c/o Outerwall Inc. 1800 114th Avenue S.E. Bellevue, Washington 98004 (425) 943-8000

Coinstar International, Inc.	DE	91-1894114	7200	c/o Outerwall Inc. 1800 114th Avenue S.E. Bellevue, Washington 98004 (425) 943-8000

Coinstar Procurement, LLC	DE	45-3032218	7200	c/o Outerwall Inc. 1800 114th Avenue S.E. Bellevue, Washington 98004 (425) 943-8000

CUHL Foods, LLC	DE	27-5088486	7200	c/o Outerwall Inc. 1800 114th Avenue S.E. Bellevue, Washington 98004 (425) 943-8000

CUHL Holdings Inc.	WA	80-0441670	7200	c/o Outerwall Inc. 1800 114th Avenue S.E. Bellevue, Washington 98004 (425) 943-8000

ecoATM, Inc.	DE	26-3879952	7200	c/o Outerwall Inc. 1800 114th Avenue S.E. Bellevue, Washington 98004 (425) 943-8000

RAR Ventures, LLC	DE	26-4155256	7841	c/o Outerwall Inc. 1800 114th Avenue S.E. Bellevue, Washington 98004 (425) 943-8000

Redbox Automated Retail, LLC	DE	26-0100436	7841	c/o Outerwall Inc. 1800 114th Avenue S.E. Bellevue, Washington 98004 (425) 943-8000

Redbox Incentives LLC	DE	80-0771123	7841	c/o Outerwall Inc. 1800 114th Avenue S.E. Bellevue, Washington 98004 (425) 943-8000

Sesame Holdings, LLC	DE	37-1460331	7200	c/o Outerwall Inc. 1800 114th Avenue S.E. Bellevue, Washington 98004 (425) 943-8000

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 6, 2013

PROSPECTUS

OUTERWALL INC.

OFFER TO EXCHANGE ITS

6.000% Senior Notes due 2019

that have been registered under the

Securities Act of 1933, as amended,

for any and all of its outstanding

6.000% Senior Notes due 2019

that were issued and sold in a transaction

exempt from registration

under the Securities Act of 1933, as amended

Outerwall Inc., a Delaware corporation, hereby offers to exchange, upon the terms and conditions set forth in this prospectus and the accompanying letter of transmittal, up to $350 million in aggregate principal amount of its 6.000% senior notes due 2019, which we refer to as the “exchange notes,” for the same principal amount of its outstanding 6.000% senior notes due 2019, which we refer to as the “original notes.” We refer to the original notes and the exchange notes, collectively, as the “Notes.” The original notes are, and the exchange notes will be, general, unsecured unsubordinated obligations, and the original notes rank, and the exchange notes will rank, equally to our other unsecured and unsubordinated indebtedness. The original notes are, and the exchange notes will be, effectively subordinated to our existing and future secured indebtedness to the extent of the value of the assets securing the indebtedness and structurally subordinated to all indebtedness and obligations of our subsidiaries that do not guarantee the original notes or the exchange notes, as the case may be.

The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will generally be freely transferable and do not contain certain terms with respect to registration rights and liquidated damages. We will issue the exchange notes under the indenture governing the original notes. For a description of the principal terms of the exchange notes, see “Description of Notes.”

The exchange offer will expire at 5:00 p.m. New York City time, on                     , unless we extend the offer. At any time prior to the expiration time, you may withdraw your tender of any original notes; otherwise, such tender is irrevocable. We will receive no cash proceeds from the exchange offer.

The exchange notes constitute a new issue of securities for which there is no established trading market. Any original notes not tendered and accepted in the exchange offer will remain outstanding. To the extent original notes are tendered and accepted in the exchange offer, your ability to sell untendered, and tendered but unaccepted, original notes could be adversely affected. Following consummation of the exchange offer, the original notes will continue to be subject to their existing transfer restrictions and we will generally have no further obligations to provide for the registration of the original notes under the Securities Act of 1933, as amended, or the Securities Act. We cannot guarantee that an active trading market will develop or give assurances as to the liquidity of the trading market for either the original notes or the exchange notes. We do not intend to apply for listing of either the original notes or the exchange notes on any exchange or market.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the exchange notes received in exchange for the original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days following the effective date of the registration statement of which this prospectus forms a part, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Investing in the exchange notes involves certain risks. Please read “Risk Factors” beginning on page 8 of this prospectus.

This prospectus and the letter of transmittal are first being mailed to all holders of the original notes on or about             , 2013.

Neither the Securities and Exchange Commission, or the SEC or the Commission, nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2013.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. Documents incorporated by reference are available from us without charge. Any person, including any beneficial owner, to whom this prospectus is delivered may obtain documents incorporated by reference in, but not delivered with, this prospectus by requesting them by telephone or in writing at the following address:

Outerwall Inc.

1800 114th Avenue S.E.

Bellevue, Washington 98004

(425) 943-8000

Attn.: Investor Relations

To obtain timely delivery, you must request these documents no later than five business days before the expiration time of the exchange offer.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with information different from that contained in this prospectus. We are offering to exchange original notes for exchange notes only in jurisdictions where such offer is permitted. You should not assume that the information in the incorporated documents, this prospectus or any prospectus supplement is accurate as of any other date other than the date on the front of these documents.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the exchange offer, and, if given or made, such information or representations must not be relied upon as having been authorized by Outerwall Inc. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer or a solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of Outerwall Inc. since the date hereof of this prospectus.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. These statements relate to future events or our future financial performance or condition. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms. Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under the section “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein, that may cause our, or our industry’s, actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should not place undue reliance on these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, performance or achievements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

ii

PROSPECTUS SUMMARY

This summary may not contain all the information that may be important to you. You should read the entire prospectus, including the additional documents to which we refer you, before making an investment decision. See “Where You Can Find More Information” and “Incorporation by Reference.” In this prospectus, “we,” “our,” “us” and “Outerwall,” refer to Outerwall Inc. and its subsidiaries, unless otherwise noted or the context otherwise indicates.

Outerwall Inc.

On June 27, 2013, we changed our name to Outerwall Inc. The name change reflects the evolution of our company from a single coin-counting kiosk business into multiple automated retail businesses. The name Outerwall was selected as an umbrella corporate brand that encompasses our current operations and provides a platform for future retail opportunities.

We are a leading provider of automated retail solutions offering convenient products and services that benefit consumers and drive incremental retail traffic and revenue for retailers. Collectively, our business segments and strategic investments operate within six consumer sectors: Entertainment, Money, Food & Beverage, Beauty & Consumer Packaged Goods, Health and Electronics.

Our automated retail business model leverages technology advancements that allow delivery of new and innovative consumer products in a compact, automated format. We believe this model positions us to address retailers’ increasing need to provide more in less space driven by increased urbanization and consumers’ increasing expectation of instant gratification. Our products and services can be found at approximately 64,640 kiosks, as of June 30, 2013, in leading supermarkets, drug stores, mass merchants, financial institutions, convenience stores, and restaurants.

Core Offerings

We have two core businesses:

•	Our Redbox business segment (“Redbox”), where consumers can rent or purchase movies and video games from self-service kiosks, which is focused on the entertainment consumer sector; and

•	Our Coinstar business segment (“Coinstar”), which is focused on the money consumer sector and provides self-service coin-counting kiosks where consumers can convert their coins to cash, convert coins and paper bills to stored value products or, from an increasing number of locations, withdraw cash from their stored value accounts and exchange gift cards.

New Ventures

We identify, evaluate, build and develop innovative new self-service concepts in the automated retail space in our New Ventures business segment (“New Ventures”). Self-service kiosk concepts we are currently exploring in the marketplace represent the Food & Beverage, Entertainment, Beauty & Consumer Packaged Goods and Electronics consumer sectors.

Strategy

Our strategy is based upon leveraging our core competencies in the automated retail space to provide the consumer with convenience and value and to help retailers drive incremental traffic and revenue. Our competencies include success in building strong consumer and retailer relationships, and in deploying, scaling and managing kiosk businesses. We build strong retailer relationships by providing retailers with turnkey solutions that complement their businesses without significant outlays of time and financial resources.

Summary of the Exchange Offer

In March 2013, we completed a private offering of the original notes. We received aggregate proceeds, before expenses and commissions, of $350 million from the sale of the original notes.

In connection with the offering of original notes, we entered into a registration rights agreement with the initial purchasers of the original notes in which we agreed to use reasonable best efforts to cause an exchange offer registration statement of which this prospectus is a part to be declared effective by the SEC within 270 days of the issuance of the original notes as part of an exchange offer for the original notes. In an exchange offer, you are entitled to exchange your original notes for exchange notes, with substantially identical terms as the original notes. The exchange notes will be accepted for clearance through The Depository Trust Company, or the DTC, and Clearstream Banking SA, or Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, with a new CUSIP and ISIN number and common code. You should read the discussions under the headings “The Exchange Offer,” and “Description of Notes,” respectively, for more information about the exchange offer and exchange notes. After the exchange offer is completed, you will no longer be entitled to any exchange or, with limited exceptions, registration rights for your original notes.

The Exchange Offer	We are offering to exchange up to $350 million principal amount of the exchange notes for up to $350 million principal amount of the original notes. Original notes may only be exchanged in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The terms of the exchange notes are identical in all material respects to those of the original notes, except the exchange notes will not be subject to transfer restrictions and holders of the exchange notes, with limited exceptions, will have no registration rights. Also, the exchange notes will not include provisions contained in the original notes that required payment of liquidated damages in the event we failed to satisfy our registration obligations with respect to the original notes.

Original notes that are not tendered for exchange will continue to be subject to transfer restrictions and, with limited exceptions, will not have registration rights. Therefore, the market for secondary resales of original notes that are not tendered for exchange is likely to be minimal.

We will issue registered exchange notes promptly after the expiration of the exchange offer.

Expiration Time	The exchange offer will expire at 5:00 p.m. New York City time, on , 2013, unless we decide to extend the expiration time. Please read “The Exchange Offer—Extensions, Delay in Acceptance, Termination or Amendment” for more information about extending the expiration time.

Withdrawal of Tenders	You may withdraw your tender of original notes at any time prior to the expiration time. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any original notes that you tendered but that were not accepted for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, which we may amend or waive. We have the right, in our sole discretion, to terminate or withdraw the exchange offer if any of the conditions described in this prospectus are not satisfied or waived. The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered.

Please read “The Exchange Offer—Conditions to the Exchange Offer” for more information about the conditions to the exchange offer.

Procedures for Tendering Original Notes	If your original notes are held through DTC and you wish to participate in the exchange offer, you may do so through DTC’s automated tender offer program. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	you are not our “affiliate,” as defined in Rule 405 under the Securities Act;

•	if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

•	if you are a broker-dealer, that you will receive exchange notes for your own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owner	If you own a beneficial interest in original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the original notes in the exchange offer, please contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf and to comply with our instructions described in this prospectus.

Guaranteed Delivery Procedures	You must tender your original notes according to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures” if any of the following apply:

•	you wish to tender your original notes but they are not immediately available;

•	you cannot deliver your original notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration time; or

•	you cannot comply with the applicable procedures under DTC’s automated tender offer program prior to the expiration time.

Resales	Except as indicated in this prospectus, we believe that the exchange notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

•	you are not our affiliate.

Our belief is based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties that are not related to us. We do not intend to seek our own no-action letter, and there is no assurance that the SEC staff would make a similar determination with respect to the exchange notes. If this interpretation is inapplicable, and you transfer any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify holders against, such liability.

Each broker-dealer that is issued exchange notes for its own account in exchange for original notes that were acquired by the broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

United States Federal Income Tax Considerations	The exchange of original notes for exchange notes will not be a taxable exchange for United States federal income tax purposes. Please see “Certain United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes pursuant to the exchange offer. We will pay certain expenses incident to the exchange offer. See “The Exchange Offer—Transfer Taxes.”

Registration Rights	If we fail to complete the exchange offer as required by the registration rights agreement, we may be obligated to pay additional interest to holders of the original notes. Please see “Description of Notes—Registration Rights; Liquidated Damages” for more information regarding your rights as a holder of the original notes.

The Exchange Agent

We have appointed Wells Fargo Bank, National Association as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. As described in more detail under the caption “The Exchange Offer—Procedures for Tendering,” if you are not tendering under DTC’s automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:

Wells Fargo Bank, National Association

By Mail (Registered or Certified Mail Recommended), Overnight Courier or Hand:	By Facsimile Transmission (for Eligible Institutions Only):	Confirm Receipt of Tenders by Telephone:

Wells Fargo Bank, N.A. Corporate Trust Services 608 2nd Avenue South Minneapolis, MN 55402 Bondholder Communications	(612) 667-6282	(800) 344-5128

The Exchange Notes

The form and terms of the exchange notes to be issued in the exchange offer are substantially identical to the form and terms of the original notes, except that the exchange notes will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer, will not contain terms providing for liquidated damages if we fail to perform our registration obligations with respect to the original notes and, with limited exceptions, will not be entitled to registration rights under the Securities Act. The exchange notes will evidence the same debt as the original notes, and both the original notes and the exchange notes are governed by the same indenture.

Issuer	Outerwall Inc.

Notes Offered	$350,000,000 aggregate principal amount of 6.000% Senior Notes due 2019.

Maturity Date	March 15, 2019.

Interest Payment Dates	Interest will be payable semi-annually in cash on March 15 and September 15 of each year, beginning September 15, 2013.

Listing	The exchange notes will not be listed on any exchange or market.

Guarantees	The exchange notes will be guaranteed on a senior unsecured basis by each of our existing and future wholly owned domestic subsidiaries that are material subsidiaries.

Ranking

The exchange notes will be our general, unsecured unsubordinated obligations. The exchange notes and the guarantees will rank equally to all of our and the guarantors’ other unsecured and unsubordinated indebtedness, but will effectively be subordinated to all of our and the guarantors’ secured indebtedness (including capital leases), to the extent of the collateral securing that indebtedness. The exchange notes will also effectively rank subordinated to all liabilities of our existing and future subsidiaries (including trade payables) that do not guarantee the exchange notes.

As of June 30, 2013, the notes:

•	ranked equally with $53.7 million in aggregate outstanding principal of our 4.00% Convertible Senior Notes due 2014;

•	ranked effectively junior to $153.1 million of secured indebtedness under our credit facility and $26.9 million of capital leases, to the extent of the collateral therefor; and

•	effectively ranked junior to $22.2 million of liabilities from non-guarantor subsidiaries.

Our non-guarantor subsidiaries generated approximately 2.3% and 0.1% of our consolidated revenues and operating income, respectively, for the quarter ended June 30, 2013 and approximately 2.0% and 3.9% of our consolidated revenues and operating income, respectively, for the quarter ended June 30, 2012. As of June 30, 2013, our non-guarantor subsidiaries had $81.4 million in total assets (excluding goodwill and intangible assets) and $22.2 million in total outstanding liabilities (excluding intercompany liabilities).

Optional Redemption	We may redeem any of the Notes beginning on March 15, 2016 at a redemption price of 103% of their principal amount, plus accrued and unpaid interest (and any additional interest, if any). The redemption price will decline each year after 2016 and will be 100% of their principal amount, plus accrued interest, beginning on March 15, 2018. We may also redeem some or all of the Notes before March 15, 2016 at a redemption price of 100% of the principal amount, plus accrued and unpaid interest (and additional interest, if any), to the redemption date, plus an applicable “make-whole” premium.

In addition, before March 15, 2016, we may redeem up to 35% of the aggregate principal amount of Notes with the proceeds of certain equity offerings at 106% of their principal amount plus accrued and unpaid interest (and additional interest, if any). We may make such redemption only if, after any such redemption, at least 65% of the aggregate principal amount of Notes originally issued remains outstanding.

Change of Control	Upon a change of control (as defined under “Description of Notes”), we will be required to make an offer to purchase the Notes or any portion thereof. The purchase price will equal 101% of the principal amount of the Notes on the date of purchase plus accrued and unpaid interest (and additional interest, if any).

Basic Covenants of the Indenture	The terms of the Notes restrict our ability and the ability of certain of our subsidiaries (as described in “Description of Notes”) to:

•	incur additional indebtedness;

•	create liens;

•	pay dividends or make distributions in respect of capital stock;

•	purchase or redeem capital stock;

•	make investments or certain other restricted payments;

•	sell assets;

•	enter into transactions with stockholders or affiliates; of

•	effect a consolidation or merger.

However, these limitations will be subject to a number of important qualifications and exceptions as described under the caption “Description of Notes”.

RISK FACTORS

You should carefully consider the following risk factors, as well as the other information contained in this prospectus, including the documents incorporated by reference herein, before exchanging your original notes. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business. If any of the following risks or uncertainties actually occur, our business could be harmed, the value of the notes could decline and you could lose all or part of your investment in us.

Risks Related to the Exchange Offer

Your original notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

We will issue exchange notes pursuant to the exchange offer only after a timely receipt of your original notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal and other required documents by the expiration time of the exchange offer, we will not accept your original notes for exchange. We are generally under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we may not accept your original notes for exchange.

If you do not exchange your original notes, your original notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your outstanding original notes.

We did not register the original notes and do not intend to do so following the exchange offer. Original notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under applicable securities laws. If you do not exchange your original notes, you will lose your right, except in limited circumstances, to have your original notes registered under the federal securities laws. As a result, if you hold original notes after the exchange offer, you may be unable to sell your original notes and the value of the original notes may decline. We have no obligation, except in limited circumstances, and do not currently intend, to file an additional registration statement to cover the resale of original notes that did not tender in the exchange offer or to re-offer to exchange the exchange notes for original notes following the expiration of the exchange offer.

Risks Related to Competition, Evolving Technologies and Consumer Preferences in Our Industry

There are many risks related to our Redbox business that may negatively impact our business.

The home video industry is highly competitive with many factors affecting our ability to profitably manage our Redbox business. We have invested, and plan to continue to invest, substantially to establish and maintain our infrastructure of Redbox kiosks in the U.S. and Canada. The home video distribution market is rapidly evolving as newer technologies and distribution channels compete for market share, and demand for physical distribution of movies may decrease over the long-term. If it does, our business, operating results and financial condition could be materially and adversely affected. Some of the risks that could negatively impact our participation in this industry include:

•	Changes in consumer content delivery preferences, including increased use of digital video recorders, pay-per-view delivered by cable or satellite providers and similar technologies, digital downloads, online streaming, portable devices, and other mediums, video on demand, subscription video on demand, disposable or download-to-burn DVDs, DVDs with enhanced picture, sound quality or bonus content, or less demand for high volume of new movie content due to such things as larger home DVD and downloaded movie libraries;

•	Increased availability of digital movie content inventory through digital video recorders, pay-per-view delivered by cable or satellite providers and similar technologies, online streaming, digital downloads, portable devices, digital lockers, and other mediums;

•	Decreased quantity and quality of movie content availability for DVD distribution due to movie content failing to appeal to consumers’ tastes, increased focus on digital sales, and other general industry-related factors, including financial disruptions, and labor conflicts;

•	Due to arrangements with certain studios that provide content on a delayed basis, the availability of some new releases in our kiosks may shift to times when consumers are relatively less likely to rent movies, or may be in genres that are off seasonally, such as a holiday movie unavailable until January; and

•	Decreased costs for consumers to purchase or receive movie content, including less expensive DVDs, more aggressive competitor pricing strategies and piracy.

Adverse developments relating to any of these risks, as well as others relating to our participation in the home video industry, could significantly affect our business, financial condition and operating results.

Competitive pressures could seriously harm our business, financial condition and results of operations.

Our Redbox business faces competition from many other providers, including those using other distribution channels, having more experience, greater or more appealing inventory, better financing, and better relationships with those in the movie and video game industries, than we have, including:

•	mail-delivery and online retailers, like Netflix or Amazon;

•	cable, satellite, and telecommunications providers, like Comcast or DISH Network;

•	traditional movie programmers, like HBO or Showtime;

•	other forms of movie content providers like Internet sites including iTunes, YouTube, Hulu or Google;

•	traditional brick and mortar video retailers, and other DVD kiosk businesses;

•	other retailers like Walmart and other chain stores selling DVDs and video games;

•	other forms of video game rental providers, like GameFly;

•	noncommercial sources like libraries; and

•	general competition from other forms of entertainment such as movie theaters, television and sporting events.

Our Coinstar business faces competition from supermarkets, banks and other companies that purchase and operate coin-counting equipment from companies such as ScanCoin, Cummins-Allison Corporation and others. Our retailers may choose to replace our coin-counting kiosks with competitor machines and operate such kiosks themselves or through a third party, or not carry coin-counting kiosks at all deciding that floor space could be used for other purposes. In addition, retailers, some of which have significantly more resources than we do, may decide to enter the coin-counting market. Some banks and other competitors already provide coin-counting free of charge or for an amount that yields very low margins or that may not generate a profit at all. An expansion of the coin-counting services provided or a reduction in related fees charged by any of these competitors or retailer decisions to use floor space for other than coin-counting, could materially and adversely affect our business and results of operations.

In addition, the nature and extent of consolidations and bankruptcies, which often occur during or as a result of economic downturns, in markets where we install our kiosks, particularly the supermarket and other retailing industries, could adversely affect our operations, including our competitive position, as the number of installations and potential retail users of our kiosks could be significantly reduced. See the risk factor below entitled, “—Events outside of our control, including the current economic environment, have negatively affected, and could continue to negatively affect, consumers’ use of our products and services.”

Risks Related to the Business

The termination, non-renewal or renegotiation on materially adverse terms of our contracts or relationships with one or more of our significant retailers, studios or game publishers could seriously harm our business, financial condition and results of operations.

The success of our business depends in large part on our ability to maintain contractual relationships with our retailers in profitable locations. A typical Redbox or Coinstar retail contract ranges from three to five years and automatically renews until we or the retailer gives notice of termination. Certain contract provisions with our retailers vary, including product and service offerings, the service fees we are committed to pay each retailer, and the ability to cancel the contract upon notice after a certain period of time. We strive to provide direct and indirect benefits to our retailers that are superior to, or competitive with, other providers or systems or alternative uses of the floor space that our kiosks occupy. If we are unable to provide our retailers with adequate benefits, we may be unable to maintain or renew our contractual relationships on acceptable terms, causing our business, financial condition and results of operations to suffer.

We do a substantial amount of our business with certain retailers. For example, we have significant relationships with Wal-Mart Stores, Inc., Walgreen Co., and The Kroger Company, which accounted for approximately 16.0%, 16.0%, and 10.7% of our consolidated revenue from continuing operations, respectively, during 2012. Although we have had, and expect to continue to have, a successful relationship with these retailers, changes to these relationships will continue to occur both in the long and short-term, some of which could adversely affect our business and reputation. For example, our Coinstar and Redbox relationship with Walmart is governed by contracts that provide either party the right to terminate the contracts in their entirety, or as to any store serviced by the contracts, with or without cause, on as little as 90 days’ notice. Cancellation, adverse renegotiation of or other changes to these relationships could seriously harm our business and reputation.

In addition, our business depends on our ability to obtain adequate content from movie studios and video game publishers. We have entered into licensing agreements with certain studios to provide delivery of their DVDs by the “street date,” the first date on which DVD releases are available to the general public for home entertainment purposes on either a rental or sell-through basis. In addition, we have licensing arrangements with other studios that make DVDs available for rent 28 days or more after the street date. If we are unable to maintain or renew our current relationships to obtain movie or video game content on acceptable terms, our business, financial condition and results of operations may suffer.

Our inability to receive delivery of DVDs on the date of their initial release to the general public, or shortly thereafter, for home entertainment viewing could adversely affect our Redbox business.

Traditionally, businesses that rented movies in physical formats, such as DVDs, had enjoyed a competitive advantage over other movie distribution rental channels. After the initial theatrical release of a movie, the major studios generally had made their movies available on physical formats for a 30- to 45-day release window before release to other movie distribution rental channels, such as pay-per view, video-on-demand, premium television, basic cable, and network and syndicated television.

However, certain movie studios have changed or are changing and other movie studios could change their practices, including shortening or discontinuing altogether, or otherwise restricting, movie distribution windows, including making video-on-demand or other digital delivery methods available prior to or simultaneous with the physical DVD release. For example, certain movie studios have made new release titles available on video-on-demand or for online purchase on the same date as the DVD release, and certain movies have been made available via premium video-on-demand while they are still in theaters. Further, some studios have implemented restrictions on renting DVDs for weeks following the initial release of the same title for purchase. For example, Redbox has entered into arrangements with certain studios that include delayed rental windows. Entering into these studio licensing arrangements that contain a delayed rental window may decrease consumer satisfaction and consumer demand, and we may lose consumers to our competitors that offer DVD titles without a delayed rental window. In addition, studios may seek to impose longer delays, or studios that currently provide content on street date may seek similar delays. Any of these developments could have a material adverse effect on our business, financial condition and results of operations. For example, we believe that the 28-day delayed rental window of certain of our DVD titles during the holiday season negatively impacted our fourth quarter 2010 rental and financial results.

If we do not manage our content library effectively, our business, financial condition and results of operations could be materially and adversely affected.

A critical element of our Redbox business model is to optimize our library of DVD titles, formats, and copy depth to achieve satisfactory availability rates to meet consumer demand while also maximizing margins. If we do not timely acquire sufficient DVD titles, due to, for example, not correctly anticipating demand, intentionally acquiring fewer copies than needed to fully satisfy demand or the lack of available titles, we may not appropriately satisfy consumer demand, which could decrease consumer satisfaction and we could lose consumers to competitors. Conversely, if we attempt to mitigate this risk and acquire a larger number of copies to achieve higher availability rates for select titles or a wider range of titles, our library utilization would become less efficient and our margins for the Redbox business would be adversely affected. Our ability to accurately predict consumer demand as well as market factors, such as our ability to obtain satisfactory distribution arrangements, may impact our ability to timely acquire appropriate quantities of certain DVD titles. In addition, if we are unable to obtain or maintain favorable terms from our suppliers with respect to such matters as timely movie access, copy depth, formats and product destruction, among others, or if the price of DVDs increases or decreases generally or for certain titles, our library may become unbalanced and our margins may be adversely affected. For example, we believe that in the fourth quarter of 2010, we purchased too many copies of DVDs for our kiosks, and removed older titles too early, negatively impacting our revenues and gross margins.

Further, the delay in our ability to rent certain studios’ DVD titles pursuant to a delayed rental window may negatively affect consumer satisfaction and demand, and we could lose consumers to our competitors because of the timing of our library. In addition, if we are unable to comply with, or lack the necessary internal controls to ensure appropriate documentation and tracking of our content library, we may, among other things, violate certain of our studio licensing arrangements, be forced to pay a fee for unaccounted for DVDs and be susceptible to risks of theft and misuse of property, any of which may negatively affect our margins in the Redbox business. Any of these developments could have a material adverse effect on our business, financial condition and results of operations.

For example, we have entered into licensing agreements with certain studios to provide delivery of their DVDs by the “street date,” and with other studios to make DVDs available for rent 28 days or more after the street date. Our business, financial condition and results of operations could be materially and adversely affected if these agreements do not provide the expected benefits to us. For example, these agreements require us to license minimum quantities of theatrical and direct-to-video DVDs for rental at our kiosks. If the titles or format provided are not attractive to our consumers, we will be required to purchase too many copies of undesirable titles or an undesirable format, possibly in substantial amounts, which could adversely affect our Redbox business by decreasing consumer demand for offered DVD titles and consumer satisfaction with our services or negatively impacting margins. If studios that do not have a delayed rental window elect to delay the general release of DVDs to the rental market for significant periods after they are released for retail sales, demand for rental of these titles may be adversely affected. If consumers choose to rent these DVD titles from our competitors, purchase the DVD titles rather than rent from us, or find our DVD title selection unbalanced or unappealing, our business, operating results and financial condition could be materially and adversely affected.

In addition, we have incurred, and may continue to incur, additional non-cash increases to operating expenses, which are amortized over the terms of any such arrangements, that also could have a dilutive impact on our stockholders, such as the issuance of equity under certain of our existing studio contracts or to the extent we enter into similar arrangements with other movie studios in the future. Further, if some or all of these agreements prove beneficial but are early terminated, we could be negatively impacted. Moreover, if we cannot maintain similar arrangements in the future with these or other studios or distributors, or these arrangements do not provide the expected benefits to us, our business could suffer.

Our failure to meet consumer expectations with respect to pricing our products and services may adversely affect our business and results of operations.

Demand for our products and services may be sensitive to pricing changes. We evaluate and update our pricing strategies from time to time, and changes we institute may have a significant impact on, among other things, our revenue and net income. For example, in March 2010, we increased the typical coin-counting transaction fee from 8.9% to 9.8%, and, in October 2011, we increased the daily rental fee for standard definition DVDs from $1.00 to $1.20. In the future, other fee increases or pricing changes may deter consumers from using our kiosks or reduce the frequency of their usage.

Payment of increased fees to retailers or other third party service providers could negatively affect our business results.

We face ongoing pricing pressure from our retailers to increase the service fees we pay to them on our products and services or to make other financial concessions to win or retain their business. If we are unable to respond effectively to ongoing pricing-related pressures, we may fail to win or retain certain accounts. Our fee arrangements are based on our evaluation of unique factors with each retailer, such as total revenue, long-term, non-cancelable contracts, installation of our kiosks in high-traffic, geographic locations and new product and service commitments. Together with other factors, an increase in service fees paid, or other financial concessions made, to our retailers could significantly increase our direct operating expenses in future periods and harm our business. In addition, we accept payment for DVD and game rentals through debit and credit card transactions. For these payments, we pay interchange and other fees, which have increased and may increase further over time. Further, because Redbox processes millions of small dollar amount transactions, and interchange fees represent a larger percentage of card processing costs compared to a typical retailer, we are relatively more susceptible to any fee increase. When interchange or other fees increase, it generally raises our operating costs and lowers our profit margins or requires that we charge our customers more for our products and services.

We may be unable to attract new retailers, broaden current retailer relationships, and penetrate new markets and distribution channels.

In order to increase our Redbox, coin-counting and other kiosk installations, we need to attract new retailers, broaden relationships with current retailers, and develop operational efficiencies that make it feasible for us to penetrate lower density markets or new distribution channels, such as coin-counting kiosks in banks and credit unions. We may be unable to attract retailers or drive down costs relating to the manufacture, installation or servicing of our kiosks to levels that would enable us to operate profitably in lower density markets or penetrate new distribution channels. If we are unable to do so, our future financial performance could be adversely affected.

Our future operating results may fluctuate.

Our future operating results will depend significantly on our ability to continue to drive new and repeat use of our Redbox and Coinstar kiosks, our ability to develop and commercialize new products and services, including through New Ventures, and the costs incurred to do so, and our ability to successfully integrate acquisitions and other third-party relationships) into our operations. Our operating results have a history of fluctuating and may continue to fluctuate based upon many factors, including:

•	fluctuations in revenue generated by our Redbox and Coinstar businesses;

•	fluctuations in operating expenses, such as the amortization of our content library, and transaction fees and commissions we pay to our retailers;

•	our ability to establish or maintain effective relationships with significant partners, retailers and suppliers on acceptable terms, including partners with whom we are jointly managing a business of which we are a minority owner (such as our joint venture, Redbox Instant by Verizon);

•	the amount of service fees that we pay to our retailers;

•	the transaction fees we charge consumers to use our services;

•	fluctuations in consumer rental patterns, including the number of movies rented per visit, the type of DVDs they want to rent and for how long, and the level of DVD migration between kiosks;

•	the successful operation of our network;

•	the commercial success of our retailers, which could be affected by such factors as general economic conditions, severe weather or strikes;

•	the successful use and integration of assets and businesses acquired or invested in, including those acquired from NCR and ecoATM;

•	the level of product and price competition;

•	fluctuations in interest rates, which affects our debt service obligations;

•	the timing and cost of, and our ability to develop and successfully commercialize, new or enhanced products and services, including potential offerings made through joint ventures;

•	activities of, and acquisitions or announcements by, competitors; and

•	the impact from any impairment of inventory, goodwill, fixed assets or intangibles related to our acquisitions and divestitures.

We have historically experienced seasonality in our revenue from our Redbox segment. December and the summer months have historically been high rental months, while September and October have been low rental months, due, in part, to the beginning of the school year and the introduction of the new fall television season. However, we have entered into licensing agreements with certain studios that contain delayed rental windows. This has shifted the availability of certain titles relative to historic patterns, most notably certain titles have shifted from the fourth quarter holiday season into the first quarter of the following year. Despite this shift, we believe the fourth quarter will remain our highest revenue quarter, consistent with our historical experience. Seasonal affects, however, may be minimized by the actual release slate and the relative attractiveness of movie titles in a particular quarter or year. Our Coinstar segment generally experiences its highest revenue in the second half of the year due to increased retailer foot traffic and holiday shopping in the fourth quarter and an increase in consumers’ desire for disposable income in the summer months.

If we cannot manage our growth effectively, we could experience a material adverse effect on our business, financial condition and results of operations.

We have experienced substantial growth in our business, particularly due to the rapid expansion of Redbox. This growth has placed, and may continue to place, significant demands on our operational, financial and administrative infrastructure and our management. As our operations have grown in size, scope and complexity, we have focused on integrating, as appropriate, and improving and upgrading our systems and infrastructure, both those relating to providing attractive and efficient consumer products and services and those relating to our administration and internal systems, processes and controls. For example, management has had to adapt to and provide for oversight of a more decentralized organization as Redbox’s operations have remained primarily in Oakbrook Terrace, Illinois, while Outerwall’s corporate headquarters and Coinstar operations have remained in Bellevue, Washington. This integration and expansion of our administration, processes, systems and infrastructure have required us to commit and will continue to cause us to commit, substantial financial, operational and technical resources to managing our business. Further, our growth could strain our ability to provide popular and reliable product and service levels, including for our New Ventures, for our consumers, develop and improve our operational, financial and management controls in a timely and efficient manner, enhance our reporting systems and processes as may be required, and recruit, train and retain highly-skilled personnel.

Although we believe that the total addressable market for DVD kiosks is large, we cannot be certain about its size, the most effective plan for locating kiosks, or the optimum market density. Because the DVD kiosk market and our business model for Redbox is continually evolving, we have incomplete data and track records for predicting kiosk and market performance in future periods. As a result, we may make errors in predicting and reacting to relevant business trends, which could have a material adverse effect on our business, financial condition and results of operations. For example, we may, among other things, over-install kiosks in certain geographic areas leading to non-accretive installations, and we cannot be certain that historical revenue ramps for new kiosks will be sustainable in the future.

Managing our growth will require significant expenditures and allocation of valuable management and operational resources. If we fail to achieve the necessary level of efficiency in our organization, including otherwise effectively growing our business lines, our business, operating results and financial condition could be harmed.

If we cannot execute on our strategy and offer new automated retail products and services, including through our New Ventures segment, our business could suffer.

Our strategy is based upon leveraging our core competencies in the automated retail space to provide the consumer with convenience and value and to help retailers drive incremental traffic and revenue. To be competitive, we need to develop, or otherwise provide, new product and service offerings that are accepted by the market and establish third-party relationships necessary to develop and commercialize such product and service offerings. We are exploring new businesses to enter, and new products and services to offer, including through our New Ventures segment, however, the complexities and structures of these new businesses could create conflicting priorities, constrain limited resources, and negatively impact our core businesses. We may use our financial resources and management’s time and focus to invest in other companies offering automated retail services, such as our acquisition of ecoATM, a company that provides an automated eCycling station that captures, tracks and recycles mobile devices, or we may seek to grow businesses organically, such as our RubiTM coffee kiosk venture, or we may seek to offer new products on our current kiosks, such as video games on the Redbox kiosk, or new Coin-to-Commerce products on our Coinstar kiosk. We may enter into joint ventures, such as Redbox Instant by Verizon, through which we may expand our product offerings. Any new business opportunity also may have its own unique risks related to operations, finances, intellectual property, technology, legal and regulatory issues, corporate governance or other challenges, for which we may have limited or no prior experience. In addition, if we fail to timely establish or maintain relationships with significant retailers and suppliers, we may not be able to provide our consumers with desirable new products and services. Further, in order to develop and commercialize certain new products and services, we will need to create new kiosks or enhance the capabilities of our DVD and coin-counting kiosks, as well as adapt our related networks and systems through appropriate technological solutions, and establish market acceptance of such products or services. We cannot assure you that new products or services that we provide will be successful or profitable.

Our investment in Redbox Instant by Verizon may not be successful, and may limit our ability to provide or participate in other “over the top” video distribution services in the United States.

We have a minority ownership interest in Redbox Instant by Verizon, a joint venture with Verizon Communications to provide “over-the-top” video distribution services that also offers rental of physical DVDs and Blu-ray Discs from our kiosks. As of June 30, 2013, we have invested $38.5 million in cash in the joint venture and granted it a license to use certain Redbox trademarks. We could be requested to make substantial additional cash contributions to the joint venture, but we do not control the timing or amount of such requested capital contributions. Under the joint venture agreement, if we do not contribute our pro rata portion of the first $450.0 million in requested capital contributions, our ownership interest in the joint venture could be diluted and we could lose certain contractual rights in the joint venture, such as the right to veto certain material decisions by the joint venture. As long as we fund our pro rata portion of the first $450.0 million in capital contributions, our ownership interest in the joint venture cannot be diluted below a floor of 10% if the joint venture makes additional capital requests and we are not able fund our pro rata portion of such requests. In addition, each of our Credit Facility and the indenture governing the Notes restricts our ability to make investments in the joint venture above certain thresholds. Under the joint venture agreement, we have also agreed to certain restrictions on our ability in the United States to participate in the marketing or operation of an “over-the-top” video distribution service, or to provide physical DVD or Blu-Ray disc rental services in connection with certain other video services. These restrictions may substantially limit our ability to participate in the digital video distribution market except through the joint venture, which we do not control. In addition, Verizon has certain rights to acquire our ownership interest in the joint venture following February 3, 2019, or in limited circumstances, following February 3, 2017. These exclusivity provisions and rights in favor of Verizon could leave us without an interest in an “over the top” video distribution business in the future. Further, the joint venture agreement contains certain restrictions on the transfer or encumbrance of our ownership interest in the joint venture, including not generally being able to sell or transfer our interest to an unaffiliated third party before February 3, 2017. After February 3, 2017, we are permitted to transfer our ownership interest in the joint venture only under certain circumstances. These transfer restrictions as well other restrictions, including those discussed above, could substantially reduce the value of our ownership interest in the joint venture as well as negatively affect our ability to run our business.

Acquisitions and investments involve risks that could harm our business and impair our ability to realize potential benefits from such acquisitions and investments.

As part of our business strategy, we have in the past sought, and may in the future seek, to acquire or invest in businesses, products or technologies that we feel could complement or expand our business. For example, in 2012, Redbox acquired certain assets of NCR Corporation related to its self-service DVD kiosk business and also entered into a joint venture arrangement to launch Redbox Instant by Verizon and in July 2013 we acquired ecoATM. However, we may be unable to adequately address the financial, legal and operational risks raised by such acquisitions or investments and may not successfully integrate these acquisitions or investments, which could harm our business and prevent us from realizing the projected benefits of the acquisitions and investments. In addition, we may not have the right or power to direct the management or policies of companies we have invested in. For example, Redbox Instant by Verizon may take action contrary to our interests, although we may nonetheless be called to invest additional sums. Further, the evaluation and negotiation of potential acquisitions and investments, as well as the integration of acquired businesses, divert management time and other resources. Accordingly, we cannot assure you that any particular transaction, even if successfully completed, will ultimately benefit our business. Certain financial and operational risks related to acquisitions and investments that may have a material impact on our business are:

•	the assumption of known and unknown liabilities of an acquired company, including employee and intellectual property claims and other violations of applicable law;

•	losses related to acquisitions and investments;

•	managing relationships with other investors and the companies in which we have made investments, including, in some cases, as minority partner;

•	reduced liquidity, including through the use of cash resources and incurrence of debt and contingent liabilities in funding acquisitions and investments;

•	entrance into markets in which we have no direct prior experience, such as the digital market through our joint venture, Redbox Instant by Verizon;

•	impairment of goodwill and acquired intangible assets arising from our arrangements and investments;

•	difficulties and expenses in assimilating the operations, products, technology, information systems or personnel of an acquired company, acquired assets or joint ventures;

•	inability to efficiently divest unsuccessful acquisitions and investments;

•	stockholder dilution if an acquisition is consummated through an issuance of our securities;

•	imposition of restrictive covenants and increased debt service obligations that provide us less flexibility in how we operate our business to the extent we borrow to finance an acquisition or investment;

•	amortization expenses related to acquired intangible assets and other adverse accounting consequences;

•	costs incurred in identifying and performing due diligence on potential targets and negotiating agreements that may or may not be successful, including payment of break-up fees if transactions are not closed; and

•	impairment of relationships with employees, retailers and affiliates of our business and the acquired business.

We depend upon third-party manufacturers, suppliers and service providers for key components and substantial support for our kiosks.

We conduct limited manufacturing operations and depend on outside parties to manufacture key components of our kiosks. We intend to continue to expand our installed base of kiosks. Such expansion may be limited by the manufacturing capacity of our third-party manufacturers and suppliers. Third-party manufacturers may not be able to meet our manufacturing needs in a satisfactory and timely manner. If there is an unanticipated increase in demand for our kiosks or our manufacturing needs are not met in a timely and satisfactory manner, we may be unable to meet demand due to manufacturing limitations.

Some key hardware components used in our kiosks are obtained from a limited number of suppliers. We may be unable to continue to obtain an adequate supply of these components from our suppliers in a timely manner or, if necessary, from alternative sources. If we are unable to obtain sufficient quantities of components from our current suppliers or locate alternative sources of supply on a timely basis, we may experience delays in installing or maintaining our kiosks, either of which could seriously harm our business, financial condition and results of operations.

In addition, we rely on third-party service providers for substantial support and service efforts that we currently do not provide directly. In particular, we contract with third-party providers to arrange for pick-up, processing and depositing of coins, as well as to provide limited servicing of our kiosks. We generally contract with a single transportation provider and coin processor to service a particular region. We do not currently have, nor do we expect to have in the foreseeable future, the internal capability to provide back-up coin processing service in the event of a sudden disruption in service from a commercial coin processor. Any failure by us to maintain our existing coin processing relationships or to establish new relationships on a timely basis or on acceptable terms could harm our business, financial condition and results of operations.

There are risks associated with conducting our business and sourcing goods internationally.

We currently have Redbox operations in Canada and Coinstar operations in Canada, the United Kingdom and Ireland. We expect to continue our deployment of kiosks internationally. Accordingly, political uncertainties, economic changes, exchange rate fluctuations, restrictions on the repatriation of funds, adverse changes in legal requirements, including tax, tariff and trade regulations, difficulties with foreign distributors and other difficulties in managing an organization outside the United States, could seriously harm the development of our business and ability to operate profitably. Further, as we do more business in an increasing number of countries, our business becomes more exposed to the impact of the political and economic uncertainties, including government oversight, of foreign jurisdictions.

We purchase products from vendors that obtain a significant percentage of such products from foreign manufacturers. As a result, we are subject to changes in governmental policies, exchange rate fluctuations, various product quality standards, the imposition of tariffs, import and export controls, transportation delays and interruptions and political and economic disruptions which could disrupt the supply and timely delivery of products manufactured abroad. In addition, we could be affected by labor strikes in the sea shipping, trucking and railroad industries. A reduction or interruption in supplies, or a significant increase in the price of one or more supplies could have a material adverse effect on our business.

Events outside of our control, including the current economic environment, have negatively affected, and could continue to negatively affect, consumers’ use of our products and services.

Our consumers’ use of many of our products and services is dependent on discretionary spending, which is affected by, among other things, economic and political conditions, consumer confidence, interest and tax rates, and financial and housing markets. With economic uncertainty still affecting potential consumers, we may be impacted by more conservative purchasing tendencies with fewer non-essential products and services purchases during the coming periods if the current economic environment continues. In addition, because our business relies in part on consumers initially visiting retailers to purchase products and services that are not necessarily our products and services, if consumers are visiting retailers less frequently and being more careful with their money when they do, these tendencies may also negatively impact our business.

Further, our ability to obtain additional funding in the future, if and as needed, through equity issuances or loans, or otherwise meet our current obligations to third parties, could be adversely affected if the economic environment continues to be difficult. In addition, the ability of third parties to honor their obligations to us could be negatively impacted, as retailers, suppliers and other parties deal with the difficult economic environment. Finally, there may be consequences that will ultimately result from the current economic conditions that are not yet known, and any one or more of these unknown consequences (as well as those currently being experienced) could potentially have a material adverse effect on our financial condition, operating results and liquidity, as well as our business generally.

Our business can be adversely affected by severe weather, natural disasters and other events beyond our control, such as earthquakes, fires, power failures, telecommunication loss and terrorist attacks.

A catastrophic event that results in the destruction or disruption of any of our critical business or information technology systems could harm our ability to conduct normal business operations and our operating results. For example, our corporate headquarters and certain critical business operations are located in the Bellevue, Washington area, which is near major earthquake faults. While we have taken steps to protect the security of critical business processes and systems and have established certain back-up systems and disaster recovery procedures, any disruptions, whether due to inadequate back-up or disaster recovery planning, failures of information technology systems, interruptions in the communications network, or other factors, could seriously harm our business, financial condition and results of operations.

In addition, our operational and financial performance is a direct reflection of consumer use of and the ability to operate and service our kiosks used in our business. Severe weather, natural disasters and other events beyond our control can, for extended periods of time, significantly reduce consumer use of our products and services as well as interrupt the ability of our employees and third-party providers to operate and service our kiosks. For example, in October 2012, Hurricane Sandy caused disruptions to our normal operations in the impacted region for an extended period of time. In some cases, severe weather, natural disasters and other events beyond our control may result in extensive damage to, or destruction of, our infrastructure and equipment, including loss of kiosks used to provide our products and services, which losses may not be fully covered by insurance.

Defects, failures or security breaches in and inadequate upgrades of, or changes to, our operating systems could harm our business.

The operation of our business depends on sophisticated software, hardware, computer networking and communication services that may contain undetected errors or may be subject to failures or complications. These errors, failures or complications may arise particularly when new, changed or enhanced products or services are added. In the past, there have been limited delays and disruptions resulting from upgrading or improving these operating systems. Future upgrades, improvements or changes that may be necessary to expand and maintain our business could result in delays or disruptions or may not be timely or appropriately made, any of which could seriously harm our operations.

Further, certain aspects of the operating systems relating to our business are provided by third parties, including telecommunications. Accordingly, the effectiveness of these operating systems is, to a certain degree, dependent on the actions and decisions of third parties over whom we may have limited control.

Failure to adequately comply with information security policies or to safeguard against breaches of such policies could adversely affect our operations and could damage our business, reputation, financial position and results of operations.

As our business expands to provide new products and services, such as Redbox Instant by Verizon, ecoATM kiosks, and Coin-to-Commerce, we are increasing the amount of consumer data that we collect, transfer and retain as part of our business. These activities are subject to laws and regulations, as well as industry standards, in the United States and other jurisdictions in which our products and services are available. These requirements, which often differ materially and sometimes conflict among the many jurisdictions in which we operate, are designed to protect the privacy of consumers’ personal information and to prevent that information from being inappropriately used or disclosed. We maintain and review technical and operational safeguards designed to protect this information and generally require third party vendors and others with whom we work to do so as well. However, despite those safeguards, it is possible that hackers, employees acting contrary to our policies, third-party agents or others could improperly access relevant systems or improperly obtain or disclose data about our consumers, or that we may be determined not to be in compliance with applicable legal requirements and industry standards for data security, such as the Payment Card Industry guidelines. A breach or purported breach of relevant security policies that compromises consumer data or determination of non-compliance with applicable legal requirements or industry standards for data security could expose us to regulatory enforcement actions, card association or other monetary fines or sanctions, or contractual liabilities, limit our ability to provide our products and services, subject us to legal action and related costs and damage our business reputation, financial position, and results of operations.

Our business involves the movement of large sums of money, and, as a result, our business is particularly dependent on our ability to process and settle transactions accurately and efficiently.

Our business involves the movement of large sums of money. Our Coinstar business requires the effective transfer of large sums of money between many different locations. Because we are responsible for large sums of money that often are substantially greater than the revenues generated, the success of our business particularly depends upon the efficient, secure, and error-free handling of the money. We rely on the ability of our employees and our operating systems and network to process these transactions in an efficient, uninterrupted and error-free manner. In the event of a breakdown, catastrophic event, security breach, improper operation or any other event impacting our systems or network or our vendors’ systems or processes, or improper or other actions taken by employees, or third party vendors, we could suffer financial loss, loss of consumers, regulatory sanctions and damage to our reputation.

We may be unable to adequately protect our intellectual property or enforce our patents and other proprietary rights.

Our success depends, in part, on our ability to protect our intellectual property and maintain the proprietary nature of our technology through a combination of patents, licenses and other intellectual property arrangements, without infringing the proprietary rights of third parties. We have over 100 United States and international patents, for example, patents regarding kiosk security and inventory management related to our Redbox business, and patents regarding kiosk networking, fraud avoidance and voucher authentication related to our Coinstar business. We also have additional patents and patent applications pending in the United States and several foreign jurisdictions related to our New Venture kiosk technologies. In addition, we may apply for or obtain (through development, acquisition or otherwise) additional patents regarding technologies used in our businesses.

Our patents may not be held valid if challenged, our patent applications may not be issued, and other parties may claim rights in or ownership of our patents and other proprietary rights. Since many patent applications in the United States are not publicly disclosed until 18 months after the patent has been applied for, others may have filed applications, which, if issued as patents, could cover our products or technology. Patents issued to us may be circumvented or fail to provide adequate protection of our technologies. Our competitors might independently develop or patent technologies that are substantially equivalent or superior to our technologies. Further, since patent terms are limited, other parties may begin practicing our patented technologies when our related patents expire. For example, certain United States patent rights based on an early patent application primarily relating to our coin-counting business expired in September 2012 and a patent relating to Redbox’s “Rent and Return Anywhere” feature expired in June 2010.

In addition, certain parties may assert claims of patent infringement or misappropriation against us based on current or pending United States or foreign patents, copyrights or trade secrets, or contracts. If such claims were successful, our business could be harmed. Defending ourselves, our retailers or other third parties against these types of claims, regardless of their merits, could require us to incur substantial costs and divert the attention of key personnel. Parties making these types of claims may be able to obtain injunctive or other equitable relief, which could effectively block or impair our ability to provide our DVD or coin-counting products and services or other new products and services in the United States or abroad. Such claims could also result in an award of substantial damages. If third parties have, or obtain, proprietary rights that our products or services infringe, we may be unable to obtain necessary licenses from others at a reasonable cost or at all. In addition, if we instigate litigation to enforce our patents or protect our other proprietary rights, or to determine the validity and scope of other parties’ proprietary rights, such litigation could cause us to spend significant financial and management resources. We also rely on trademarks, copyrights, trade secrets and other intellectual property to develop and maintain our competitive position. Although we protect our intellectual property in part by confidentiality and other agreements with our employees, consultants, vendors and corporate partners, these parties may breach these agreements. We may have inadequate remedies for any such breach and our trade secrets may otherwise become known or be discovered independently by our competitors. The failure to protect our intellectual property rights effectively or to avoid infringing the intellectual property rights of others, as well as unfavorable rulings or settlements, could seriously harm our business, financial condition and results of operations.

Litigation, arbitration, mediation, regulatory actions, investigations or other legal proceedings could result in material rulings, decisions, settlements, fines, penalties or publicity that could adversely affect our business, financial condition and results of operations.

Our business has in the past been, and may in the future continue to be, party to class actions, regulatory actions, investigations, arbitration, mediation and other legal proceedings. The outcome of such proceedings is often difficult to assess or quantify. Plaintiffs, regulatory bodies or other parties may seek very large or indeterminate amounts of money from us or substantial restrictions on our business activities, and the results, including the magnitude, of lawsuits, actions, settlements, decisions and investigations may remain unknown for substantial periods of time. The cost to defend, settle or otherwise finalize lawsuits, regulatory actions, investigations, arbitrations, mediations or other legal proceedings may be significant and such proceedings may divert management’s time. For example, in recent years we have been involved in consumer class action lawsuits, a securities class action and derivative lawsuit, and studio litigation, as well as other litigation in the ordinary course of business. In addition, there may be adverse publicity associated with any such developments that could decrease consumer acceptance of our products and services. As a result, litigation, arbitration, mediation, regulatory actions or investigations involving us or our affiliates may adversely affect our business, financial condition and results of operations.

We are subject to substantial federal, state, local and foreign laws and government regulation specific to our business.

Our business is subject to federal, state, local and foreign laws and government regulation, including those relating to copyright law, access to kiosks in public places, consumer privacy and protection, data protection and information security, taxes, vehicle safety, charitable fundraising, the transfer of money or things of value, coins, currency controls, weights and measures, payment cards and other payment instruments, food and beverages, sweepstakes, and contests. The application of existing laws and regulations, changes in laws or enactment of new laws and regulations, that apply, or may in the future apply, to our current or future products or services, changes in governmental authorities’ interpretation of the application of various government regulations to our business, or the failure or inability to gain and retain required permits and approvals could materially and adversely affect our business.

For example, if U.S. copyright law were altered to amend or eliminate the First Sale Doctrine, our business could be adversely affected. Under U.S. copyright law, the First Sale Doctrine provides that once a copyright owner sells a copy of his work, the copyright owner relinquishes all further rights to sell or otherwise dispose of that copy. While the copyright owner retains the underlying copyright to the expression fixed in the work, the copyright owner gives up his ability to control the fate of the work once sold. As such, once we purchase a DVD in the market, we are permitted to re-sell it, rent it or otherwise dispose of it. Although the majority of our content library is licensed directly from studios, and not purchased, if Congress or the courts were to change, or substantially limit, this First Sale Doctrine, our ability to obtain certain purchased content and then rent it could be adversely affected.

In addition, many jurisdictions require us to obtain certain licenses in connection with the operations of our businesses. There can be no assurance that we will be granted all necessary licenses or permits in the future, that current licenses or permits will be renewed or that regulators will not revoke current licenses or permits. Given the unique nature of our business and new products and services we may develop or acquire in the future, the application of various laws and regulations to our business is uncertain. Further, as governmental and regulatory scrutiny and action with regard to many aspects of our business increase, we expect that our costs of complying with the applicable legal requirements may increase, perhaps substantially.

Failure to comply with these laws and regulations could result in, among other things, revocation of required licenses or permits, loss of approved status, termination of contracts, administrative enforcement actions and fines, class action lawsuits, cease and desist orders and civil and criminal liability. The occurrence of one or more of these events, as well as the increased cost of compliance, could materially adversely affect our business, financial condition and results of operations.

The loss of key personnel or the inability of replacements to quickly and successfully perform in their new roles could adversely affect our business.

In recent years, we have experienced significant changes in our senior management team, including our CEO and CFO succession plan announced in January 2013. Further changes in senior management could result in disruptions to our operations. If we lose or terminate the services of one or more of our current executives or key employees or if one or more of our current or former executives or key employees joins a competitor or otherwise leaves or competes with us, it could harm our business and our ability to successfully implement our business plan. Additionally, if we are unable to timely hire qualified replacements for our executive and other key positions, our ability to execute our business plan could be harmed. Even if we can timely hire qualified replacements, we would expect to experience operational disruptions and inefficiencies during any transition.

Risks Related to Our Indebtedness and the Notes

Our obligations under our substantial debt could adversely affect our cash flow and our business.

As of June 30, 2013, we have total outstanding debt, including capital leases, of approximately $581.1 million. Our level of indebtedness could have important consequences for you, including:

•	increasing our vulnerability to general adverse economic and industry conditions;

•	requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	restricting us from making strategic acquisitions or investments or causing us to make non-strategic divestitures;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate, placing us at a competitive disadvantage compared to our competitors who are less highly leveraged and who, therefore, may be able to take advantage of opportunities that our leverage prevents us from exploiting; and

•	exposing us to variability in interest rates, as our Credit Facility bears interest at variable rates determined by prevailing interest rates and our leverage ratio.

If we are unable to meet our debt obligations, we could be forced to restructure or refinance such obligations, seek additional equity financing or sell assets, which we may not be able to do on satisfactory terms or at all. As a result, we could default on those obligations, which could prevent or impede us from fulfilling our debt obligations and adversely affect our business.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on our indebtedness, including without limitation any payments required to be made under our Credit Facility or to holders of the Notes or our 4.00% Convertible Senior Notes due 2014 (the “Convertible Notes”), and to fund our operations, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, although we paid only $9.2 million in cash taxes in fiscal year 2012 due in part to the utilization of net operating loss carryforwards, we expect to exhaust our net operating loss carryforwards in fiscal year 2013. Excluding the favorable impact on cash outflows due to the utilization of these net operating loss carryforwards, we would have had to pay approximately $61.1 million in cash taxes in fiscal year 2012. If we continue to be profitable, we expect our cash tax obligations in fiscal 2013 and future periods to be significantly higher than in prior periods, which may have an adverse impact on our ability to service our indebtedness.

Further, if a fundamental change occurs under the indenture governing the Convertible Notes, holders of the Convertible Notes may require us to repurchase, for cash, all or a portion of their Convertible Notes. In addition, upon satisfaction of certain conversion conditions (including conditions outside of our control, such as market price or trading price) and proper conversion of the Convertible Notes by a holder, we will be required to make cash payments of up to $1,000 for each $1,000 in principal amount of such Convertible Notes at the option of each holder because the closing sale price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such quarter exceeded 130% of the applicable conversion price. Depending on the amount and timing of the payment requirements, we may not be able to meet all of the obligations relating to Convertible Note payment requirements, which could have had a material adverse effect.

In addition, our Credit Facility prohibits us from making any cash payments due upon the repurchase or conversion of the Convertible Notes if (i) an event of default then exists or would result from the relevant payment under that facility or (ii) after giving effect to the relevant cash payment, we would not be in pro forma compliance with our consolidated leverage ratio test specified in that facility. Any agreements or indebtedness we enter into or incur in the future may further restrict our ability to pay interest on, carry out the fundamental change repurchase obligations relating to, or make payments (including cash) upon conversion of, the Convertible Notes.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness when due or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity, sell assets, reduce or delay capital expenditures, seek additional equity financing or seek other third-party financing to satisfy such obligations. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. Our failure to fund indebtedness obligations at any time could constitute an event of default under the instruments governing such indebtedness, and could trigger a cross default under our other outstanding debt, which could result in an acceleration of such indebtedness.

If we do not comply with the covenants in the credit agreement that governs our Credit Facility and the indenture that governs the Notes or otherwise default under them or the indenture governing our Convertible Notes, we may not have the funds necessary to pay all of our indebtedness that could become due.

The credit agreement governing our Credit Facility and the indentures governing the Notes and our Convertible Notes will require us to comply with certain covenants that may limit our ability to engage in activities that may be in our long-term best interests. For example, our credit agreement prohibits us from incurring any additional indebtedness, except in specified circumstances, without lender approval. Further, our credit agreement restricts our ability to acquire and dispose of assets, engage in mergers or reorganizations, pay dividends or make investments or capital expenditures. Other restrictive covenants require that we meet a maximum consolidated net leverage ratio and a minimum consolidated interest coverage ratio, each as defined in our credit agreement. A violation of any of these covenants could cause an event of default under our credit agreement, which could result in the acceleration of our outstanding indebtedness.

Our failure to comply with these covenants or others under our indentures could result in an event of default which, if not cured or waived, could result in the acceleration of all of our indebtedness, which would adversely affect our financial health. We cannot assure you that we would have sufficient funds to repay all the outstanding amounts, and any acceleration of amounts due under our credit agreement or either of the indentures governing our outstanding indebtedness likely would have a material adverse effect on us.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur additional debt. This could further increase the risks associated with our substantial leverage.

The terms of the indenture that will govern the Notes will permit us to incur additional indebtedness under certain circumstances. The indenture governing the Convertible Notes does not necessarily limit our ability to incur debt. In addition, the credit agreement governing our credit facility permits us to incur additional indebtedness beyond the amounts outstanding under our Term Loan and amounts available under our revolving credit facility. As of June 30, 2013, we had $450.0 million of availability (not giving effect to $7.6 million of undrawn standby letters of credit) under our revolving credit facility. If we incur additional indebtedness, the related risks that we now face could increase.

We may not be able to satisfy our obligations to holders of the Notes upon a change of control.

In the event of a change of control, each holder of the Notes may require us to purchase all or a portion of its Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest (and additional interest, if any) thereon to the date of purchase. However, certain events involving a change of control will result in an event of default under our credit facility and may result in an event of default under other indebtedness that we may have at the time of any such event. In addition, the purchase of the Notes or our Convertible Notes prior to their stated maturity would be an event of default under our credit facility unless, after giving effect to the relevant cash payment, we would be in pro forma compliance with certain financial covenants. An event of default under our credit facility or other indebtedness could result in an acceleration of such indebtedness and a cross default and acceleration of indebtedness under our Convertible Notes and the Notes. We cannot assure you that we would be able to repay such accelerated indebtedness or obtain necessary consents under the credit facility to avoid an event of default and be able to repurchase the Notes in connection with a change in control. In addition, a change of control could be a fundamental change under the indenture governing our Convertible Notes, and holders of the Convertible Notes may require us to repurchase, for cash, all or a portion of their Convertible Notes. Our Convertible Notes are our general unsecured obligations, and will rank equally in right of payment to the notes offered hereby in the event of a change in control. If we fail to carry out fundamental change repurchase obligations relating to the Convertible Notes, we will be in default under the indenture governing the Convertible Notes. A default under such indenture could also lead to a cross default under agreements governing our existing and future indebtedness, including our credit facility. Repurchasing the notes offered hereby in connection with a change in control may therefore result in us having to refinance our other outstanding debt, which we may not be able to do. Further, even if we were able to refinance this debt, the refinancing may not be on terms favorable to us.

The change of control provision in the indenture that will govern the Notes may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change of the magnitude required under the definition of change of control in the indenture to trigger our obligation to repurchase the Notes. Except as described above, the indenture does not contain provisions that permit the holders of the Notes to require us to repurchase or redeem such notes in an event of a takeover, recapitalization or similar transaction.

We rely on our subsidiaries for a portion of our operating funds, and our subsidiaries have no obligation to supply us with any funds.

We conduct some of our operations through subsidiaries, including Redbox, and are dependent to a certain extent on our subsidiaries for the funds we need to operate and repay our debt obligations. We will be dependent to a certain extent on the transfer of funds from our subsidiaries to make the payments due under the notes and our other indebtedness. Each of our subsidiaries is a distinct legal entity and has no obligation, contingent or otherwise, to transfer funds to us. Our ability to pay the Notes, and the ability of our subsidiaries to transfer funds to us, could be restricted by the terms of subsequent financings.

Your right to receive payments on the Notes will be effectively junior to the lenders under our credit facility.

Our obligations under the Notes and the guarantors’ obligations under their guarantees of the Notes will be unsecured. As a result, the Notes and any related guarantees will be effectively subordinated to all of our and the guarantors’ secured indebtedness to the extent of the value of the collateral securing such indebtedness. The credit facility is secured by a first priority security interest in substantially all of our assets and the assets of our domestic subsidiaries, as well as a pledge of a substantial portion of our equity interests in our subsidiaries. In the event that we or a guarantor are declared bankrupt, become insolvent or are liquidated or reorganized, our obligations under our credit facility and any other secured obligations will be entitled to be paid in full from our assets or the assets of such guarantor pledged as security for such obligation before any payment may be made with respect to the notes offered hereby. Holders of the Notes would participate ratably in our remaining assets or the remaining assets of the guarantors with all holders of unsecured indebtedness that are deemed to rank equally with the Notes, based upon the respective amount owed to each creditor. In addition, if we default under our credit facility, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the Notes, even if an event of default exists under the indenture under which the Notes were issued at such time. In any such event, because the Notes will not be secured by any of our assets or any equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See “Description of Other Indebtedness.”

As of June 30, 2013, we had $180.1 million of secured indebtedness, of which $153.1 million was indebtedness under our credit facility (which does not include additional borrowing availability under our revolving line of credit) and $26.9 million was capital lease obligations. Further, the indenture governing the notes offered hereby permits the incurrence of substantial additional indebtedness by us and our subsidiaries in the future, including secured indebtedness, subject to certain restrictions. Any secured indebtedness incurred would rank senior to the notes to the extent of the value of the collateral securing such indebtedness.

The Notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries.

The Notes will be structurally subordinated to the indebtedness and other liabilities of our existing and future subsidiaries that do not guarantee the Notes. Our non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that we or any guarantors have to receive any assets of any nonguarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of Notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be structurally subordinated to the claims of those subsidiaries’ creditors, including trade creditors. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any non-guarantor subsidiaries, such non-guarantor subsidiaries will pay the holders of their indebtedness, holders of preferred equity interests, if any, and their trade creditors before they will be able to distribute any of their assets to us to satisfy obligations under the notes offered hereby and our other indebtedness. The credit agreement that governs our credit facility permits, and the indenture that will govern the Notes will permit, our non-guarantor subsidiaries to incur additional indebtedness, subject to certain limits, and will not limit their ability to incur liabilities that do not constitute indebtedness, as defined in such agreements. Our joint venture Redbox Instant by Verizon will not guarantee the Notes, its liabilities will therefore be effectively senior to the notes offered hereby with respect to its assets, and it will not be subject to the covenants under the indenture.

Our non-guarantor subsidiaries generated approximately 2.3% and 0.1% of our consolidated revenue and operating income, respectively, for the quarter ended June 30, 2013 and approximately 2.0% and 3.9% of our consolidated revenue and operating income, respectively, for the quarter ended June 30, 2012, respectively. As of June 30, 2013, our non-guarantor subsidiaries had $81.4 million in total assets (excluding goodwill and intangible assets) and $22.2 million in total outstanding liabilities (excluding intercompany liabilities).

A ratings agency downgrade could lead to increased borrowing costs and credit stress.

If one or more rating agencies that rate the notes offered hereby either assigns the Notes a rating lower than the rating expected by the investors in the Notes or reduces its rating in the future, the market price of the notes, if any, would be adversely affected. In addition, if any of our outstanding debt that is rated is downgraded, raising capital will become more difficult for us, borrowing costs under our credit facility and other future borrowings may increase and the market price of the notes, if any, may decrease.

If the Notes receive an investment grade rating, many of the covenants in the indenture governing the Notes will be suspended, thereby reducing some of your protections in the indenture.

If at any time the Notes receive investment grade ratings from both Standard & Poor’s Rating Services and Moody’s Investor Services, subject to certain additional conditions, many of the covenants in the indenture governing the Notes, applicable to us and our restricted subsidiaries, including the limitations on indebtedness and disqualified capital stock and restricted payments, will be suspended. While these covenants will be reinstated if we fail to maintain investment grade ratings on the notes or in the event of a continuing default or event of default thereunder, during the suspension period holders of the Notes will not have the protection of these covenants and we will have greater flexibility to incur indebtedness and make restricted payments.

Federal and state fraudulent transfer laws permit a court to void the Notes and the related guarantees, and, if that occurs, you may not receive any payments on the Notes.

The issuance of the Notes and the related guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (i) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (ii) we or any of our guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes offered hereby or a related guarantee and, in the case of (ii) only, one of the following is also true:

•	we or any of our guarantors were insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

•	payment of the consideration left us or any of our guarantors with an unreasonably small amount of capital to carry on the business; or

•	we or any of our guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

If a court were to find that the issuance of the Notes or a related guarantee was a fraudulent conveyance, the court could void the payment obligations under such Notes or such guarantee or subordinate such Notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of such Notes to repay any amounts received with respect to such Notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the Notes.

Further, the voidance of the Notes could result in an event of default with respect to our other debt and that of our guarantors that could result in acceleration of such debt.

Generally, an entity would be considered insolvent if at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the Notes and the related guarantees would not be subordinated to our or any guarantor’s other debt.

If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the Notes.

Your ability to transfer the Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for such Notes.

We do not intend to have the original notes or the exchange notes listed on a national securities exchange or included on any automated dealer quotation system. Certain of the initial purchasers have advised us that they intend to make a market in the original notes and the exchange notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in any of the original notes or the exchange notes, and they may discontinue their market-making activities at any time without notice. Furthermore, such market-making activity will be subject to limits imposed by the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”) and may be limited during the exchange offer or while the effectiveness of a shelf registration statement is pending. Therefore, we cannot assure you as to the development or liquidity of any trading market for the Notes. Accordingly, you may be required to bear the financial risk of your investment in the Notes indefinitely. If a trading market were to develop, the liquidity of any market for the Notes will depend on any number of factors, including:

•	the number of holders of Notes;

•	our operating performance and financial condition;

•	industry, markets, political and economic developments;

•	our ability to complete the offer to exchange the original notes for the Notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the original notes or the Notes, if issued; and

•	prevailing interest rates.

Historically, the market for non-investment-grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. We cannot assure you that the market, if any, for the Notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your Notes. You may not be able to sell your Notes at a particular time, and the price you receive when you sell may not be favorable. In addition, subsequent to their initial issuance, the Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance, and other factors.

In addition, any original note holder who tenders in the exchange offer for the purpose of participating in a distribution of the Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

PRIVATE PLACEMENT

We issued $350 million in principal amount of the original notes on March 12, 2013 to the initial purchasers of those original notes and received proceeds that after deducting expenses and commissions represented an aggregate of approximately $343.0 million in net proceeds. We issued the original notes to the initial purchasers in transactions exempt from or not subject to registration under the Securities Act. The initial purchasers then offered and resold the original notes to qualified institutional buyers in compliance with Rule 144A or non-U.S. persons in compliance with Regulation S under the Securities Act.

USE OF PROCEEDS

We are making the exchange offer to satisfy our obligations under the original notes, the indenture and the registration rights agreement. We will not receive any cash proceeds from the exchange offer. In consideration of issuing the exchange notes in the exchange offer, we will receive an equal principal amount of original notes. Any original notes that are properly tendered and accepted in the exchange offer will be canceled.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of computing the ratio of earnings to fixed charges, earnings represent pre-tax income (loss) from continuing operations before adjustments for non-controlling interests in consolidated subsidiaries or income (loss) from equity investees plus distributed income of equity investees, plus fixed charges. Fixed charges represent the sum of interest expenses, including amortization of deferred financing costs, and the assumed interest component of rental expenses.

The following table sets forth our ratio of earnings to fixed charges for each period indicated (unaudited):

	Six Months Ended	Year Ended December 31,
	June 30, 2013	2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges (1)	5.38	11.45	6.94	3.75	2.84	3.81

(1)	During the periods covered by this table, we did not have any shares of preferred stock outstanding.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2013.

The information in this table is derived from and should be read together with our historical consolidated financial statements and the accompanying notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013 and June 30, 2013, which are incorporated herein by reference. You should also read this table in conjunction with the information contained in the “Use of Proceeds,” included elsewhere in this prospectus.

As of June 30, 2013
(in millions)
Cash and equivalents (1)	$370.2
Debt
Revolving line of credit (2)	—
Term Loan	153.1
Convertible Notes (3)	51.1
Capital leases	26.9
6.000% Senior Notes due 2019 (the original notes)	350.0
Total debt	581.1
Stockholders’ equity:
Total equity (3)	521.6
Total capitalization	1,102.7

(1)	Cash and cash equivalents includes $95.8 million that we identified for settling our accrued payable to our retail partners in relation to our Coinstar kiosks.
(2)	As of June 30, 2013, we had $450.0 million of availability under our revolving line of credit not giving effect to $7.6 million of undrawn standby letters of credit.
(3)	Excludes $2.6 million of the equity component of the Convertible Notes, which is included in temporary equity at June 30, 2013.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following tables set forth selected consolidated financial information of Outerwall as of and for the years ended December 31, 2012, 2011, 2010, 2009, and 2008 and the six months ended June 30, 2013. The selected consolidated financial information of Outerwall as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010, is derived from the audited consolidated financial statements of Outerwall incorporated by reference in this prospectus. The selected consolidated financial information of Outerwall as of December 31, 2010, 2009 and 2008, and for the years ended December 31, 2009 and 2008, are derived from the audited consolidated financial statements of Outerwall not incorporated by reference in this prospectus. The selected consolidated financial information of Outerwall as of June 30, 2013 and for the six months ended June 30, 2013 is derived from the unaudited consolidated financial information of Outerwall incorporated by reference in this prospectus. The selected consolidated financial information below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2012, as amended, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 and our Current Reports on Form 8-K filed on September 6, 2013 relating to our financial statements, which are incorporated by reference herein.

(In thousands)	Six Months Ended June 30,	Year Ended December 31,
	2013	2012	2011	2010	2009	2008
Statement of Net Income Data
Revenue	$1,128,916	$2,202,043	$1,845,372	$1,436,421	$1,032,623	$650,079
Operating income	$118,193	$262,758	$209,885	$143,207	$104,712	$86,144
Income from continuing operations	$69,461	$150,230	$114,951	$65,894	$43,693	$45,727
Income (loss) from discontinued operations, net of tax (1)	—	—	(11,068)	(14,886)	(3,536)	(17,178)

Net income	69,461	150,230	103,883	51,008	40,157	28,549
Net income attributable to non-controlling interests (2)	—	—	—	—	(3,627)	(14,437)

Net income attributable to Outerwall	$69,461	$150,230	$103,883	$51,008	$36,530	$14,112

	As of June 30,	As of December 31,
	2013	2012	2011	2010	2009	2008
Balance Sheet Data
Cash and cash equivalents	$370,245	$282,894	$341,855	$183,416	$145,857	$140,501
Total assets	1,629,494	1,561,725	1,450,837	1,265,598	1,205,686	1,066,714
Total debt, capital lease obligations and other long term liabilities	606,420	385,760	397,099	377,321	468,755	345,898
Common stock	470,770	504,881	481,249	434,169	406,333	369,735
Total stockholders’ equity	521,563	549,088	513,902	426,009	395,278	320,028

(1)	Discontinued operations for all periods presented includes the results of operations from:
•	our Money Transfer Business, which we met the criteria to classify as a discontinued operation in the second quarter of 2010 and sold in June 2011;
•	our E-Payment Business, which was sold in the second quarter of 2010; and
•	our Entertainment Business, which was sold in the third quarter of 2009.
(2)	As a result of our ownership interest increase in Redbox from 47.3% to 51.0% on January 18, 2008, we began consolidating Redbox’s financial results at this time. In addition, we purchased the remaining 49.0% of Redbox’s interest in February 2009. There was no non-controlling interest reported after February 2009.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the sale of the original notes, we entered into a registration rights agreement (the “registration rights agreement”) with the initial purchasers of the original notes. In that agreement, we agreed to file a registration statement relating to an offer to exchange the original notes for the exchange notes. We also agreed to use our reasonable best efforts to have the SEC declare that registration statement effective by December 9, 2013. We are offering the exchange notes under this prospectus in an exchange offer for the original notes to satisfy our obligations under the registration rights agreement. We refer to our offer to exchange the exchange notes for the original notes as the “exchange offer.”

Resale of Exchange Notes

Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties that are not related to us, we believe the exchange notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the exchange notes represents to us in the exchange offer that it is acquiring the exchange notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the exchange notes and that it is not our affiliate, as such terms are interpreted by the SEC; provided, however, that broker-dealers (“Participating Broker-Dealers”) receiving exchange notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such exchange notes. We also believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of the notes) with this prospectus.

If you tender your original notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes, you:

•	cannot rely on such interpretations of the SEC staff; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the exchange notes.

Unless an exemption from registration is otherwise available, the resale by any security holder intending to distribute exchange notes should be covered by an effective registration statement under the Securities Act containing the selling security holder’s information required under the Securities Act. This prospectus may be used for an offer to resell, a resale or other retransfer of exchange notes only as specifically described in this prospectus. Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Terms of the Exchange Offer

Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any original notes properly tendered and not withdrawn prior to the expiration time of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes surrendered under the exchange offer and accepted by us. Original notes may be tendered only in integral multiples of $1,000, subject to a $2,000 minimum, and untendered original notes may only be in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

The terms of the exchange notes are identical in all material respects to those of the original notes, except the exchange notes will not be subject to transfer restrictions and holders of the exchange notes, with limited exceptions, will have no registration rights. Also, the exchange notes will not include provisions contained in the original notes that required payment of liquidated damages in the event we failed to satisfy our registration obligations with respect to the original notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes.

The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered for exchange.

As of the date of this prospectus, $350 million principal amount of original notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of the original notes. There will be no fixed record date for determining registered holders of the original notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the SEC rules and regulations. Original notes that are not tendered for exchange in the exchange offer:

•	will remain outstanding,

•	will continue to accrue interest, and

•	will be entitled to the rights and benefits that holders have under the indenture relating to such notes and, under limited circumstances, the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered original notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us. We will issue the exchange notes promptly after the expiration of the exchange offer.

If you tender original notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read “The Exchange Offer—Fees and Expenses” for more details about fees and expenses incurred in the exchange offer.

We will return any original notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Expiration Time

The exchange offer will expire at 5:00 p.m., New York City time, on             , 2013, unless at our sole discretion we extend the offer.

Extensions, Delay in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. We may delay acceptance for exchange of any original notes by giving oral or written notice of the extension to their holders. During any such extensions, all original notes you have previously tendered will remain subject to the exchange offer for that series, and we may accept them for exchange.

To extend the exchange offer, we will notify the exchange agent orally or in writing (if oral to be promptly confirmed in writing) of any extension. We also will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration time.

If any of the conditions described below under “The Exchange Offer—Conditions to the Exchange Offer” have not been satisfied with respect to the exchange offer, we reserve the right, at our sole discretion:

•	to extend the exchange offer,

•	to delay accepting for exchange any original notes, or

•	to terminate the exchange offer.

We will give oral or written notice (if oral to be promptly confirmed in writing) of such extension, delay or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such extension, delay in acceptance, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of the original notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement. We will distribute the supplement to the registered holders of the original notes. Depending on the significance of the amendment and the manner of disclosure to the registered holders, we may extend, pursuant to the terms of the registration rights agreement and the requirements of federal securities law, the exchange offer if the exchange offer would otherwise expire during such period.

Without limiting the manner in which we may choose to make public announcements of any extension, delay in acceptance, termination or amendment of the exchange offer, we have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer and subject to the terms of the registration rights agreement, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes and may terminate or amend the exchange offer, if at any time before the expiration time of the exchange offer any of the following events occur:

•	any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer; or

•	the exchange offer violates any applicable law or any applicable interpretation of the staff of the SEC.

In addition, we will not be obligated to accept for exchange the original notes of any holder that has not made to us:

•	the representations described under “The Exchange Offer—Procedures for Tendering” and “Plan of Distribution,” and

•	such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registering the exchange notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer notwithstanding the satisfaction of the foregoing, and to reject for exchange any original notes upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, non-acceptance, termination or amendment to the holders of the original notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times at our sole discretion. Our failure at any time to exercise any of these rights will not mean that we have waived our rights. Each right will be deemed an ongoing right that we may assert at any time or at various times. If we waive a condition, we may be required in order to comply with applicable securities laws, to extend the expiration time of the exchange offer.

In addition, we will not accept for exchange any original notes tendered, and will not issue exchange notes in exchange for any such original notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the Notes under the Trust Indenture Act of 1939.

Procedures for Tendering

How to Tender Generally

Only a holder of the original notes as determined by our records or those of Wells Fargo Bank, National Association, as Trustee or DTC may tender original notes in the exchange offer. To tender in the exchange offer, a holder must either (1) comply with the procedures for physical tender or (2) comply with the automated tender offer program procedures of DTC, described below.

To complete a physical tender, a holder must:

•	complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal,

•	have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires,

•	mail or deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration time, and

•	deliver the original notes to the exchange agent prior to the expiration time or comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above under “Prospectus Summary—The Exchange Agent” prior to the expiration time.

To complete a tender through DTC’s automated tender offer program, the exchange agent must receive, prior to the expiration time, a timely confirmation of book-entry transfer of such original notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent’s message.

The tender by a holder that is not withdrawn prior to the expiration time and our acceptance of that tender will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

THE METHOD OF DELIVERY OF ORIGINAL NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION TIME. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR ORIGINAL NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

How to Tender if You Are a Beneficial Owner

If you beneficially own original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those original notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either:

•	make appropriate arrangements to register ownership of the original notes in your name, or

•	obtain a properly completed bond power from the registered holder of your original notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration time.

Signatures and Signature Guarantees

You must have signatures on a letter of transmittal or a notice of withdrawal described below under “The Exchange Offer—Withdrawal of Tenders” guaranteed by an eligible institution unless the original notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an eligible institution.

An “eligible institution” is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

When Endorsements or Bond Powers Are Needed

If a person other than the registered holder of any original notes signs the letter of transmittal, the original notes must be endorsed or accompanied by a properly completed bond power. The registered holder must sign the bond power as the registered holder’s name appears on the original notes. An eligible institution must guarantee that signature.

If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, they also must submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

Tendering Through DTC’s Automated Tender Offer Program

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s automated tender offer program to tender. Accordingly, participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the original notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent.

An agent’s message is a message transmitted by DTC to and received by the exchange agent and forming part of the book-entry confirmation, stating that:

•	DTC has received an express acknowledgment from a participant in DTC’s automated tender offer program that is tendering original notes that are the subject of such book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal, or, in the case of an agent’s message relating to guaranteed delivery, the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	we may enforce the agreement against such participant.

Determinations Under the Exchange Offer

We will determine at our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered original notes and withdrawal of tendered original notes. Our determination will be final and binding. We reserve the absolute right to reject any original notes not properly tendered or any original notes our acceptance of which, in the opinion of our counsel, might be unlawful. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of original notes, nor will we or those persons incur any liability for failure to give such notification. Tenders of original notes will not be deemed made until such defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration time.

When We Will Issue Exchange Notes

In all cases, we will issue exchange notes for original notes that we have accepted for exchange in the exchange offer only after the exchange agent timely receives:

•	original notes or a timely book-entry confirmation of transfer of such original notes into the exchange agent’s account at DTC, and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

Return of Original Notes Not Accepted or Exchanged

If we do not accept any tendered original notes for exchange for any reason described in the terms and conditions of the exchange offer or if original notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged original notes without expense to their tendering holder. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described below, such non-exchanged original notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Your Representations to Us

By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	you are not our “affiliate,” as defined in Rule 405 under the Securities Act;

•	if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

•	if you are a broker-dealer, that you will receive exchange notes for your own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of such exchange notes.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the original notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC’s system may make book-entry delivery of original notes by causing DTC to transfer such original notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. If you are unable to deliver confirmation of the book-entry tender of your original notes into the exchange agent’s account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration time, you must tender your original notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your original notes but they are not immediately available or if you cannot deliver your original notes, the letter of transmittal or any other required documents to the exchange agent, or comply with the applicable procedures under DTC’s automated tender offer program prior to the expiration time, you may tender if:

•	the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution;

•	prior to the expiration time, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery:

•	stating your name and address, the registered number(s) of your original notes and the principal amount of original notes tendered,

•	stating that the tender is being made thereby, and

•	guaranteeing that, within three New York Stock Exchange trading days after the expiration time, the letter of transmittal or facsimile thereof or agent’s message in lieu thereof, together with the original notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives such properly completed and executed letter of transmittal or facsimile or agent’s message, as well as all tendered original notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration time.

Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your original notes according to the guaranteed delivery procedures described above.

Resales

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to the expiration time.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at one of the addresses listed above under “Prospectus Summary—The Exchange Agent,” and

•	the withdrawing holder must comply with the appropriate procedures of DTC’s automated tender offer program.

Any notice of withdrawal must:

•	specify the name of the person who tendered the original notes to be withdrawn,

•	identify the original notes to be withdrawn, including the registration number or numbers and the principal amount of such original notes,

•	be signed by the person who tendered the original notes in the same manner as the original signature on the letter of transmittal used to deposit those original notes or be accompanied by documents of transfer sufficient to permit the trustee to register the transfer in the name of the person withdrawing the tender, and

•	specify the name in which such original notes are to be registered, if different from that of the person who tendered the original notes.

If original notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any original notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any original notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder, or, in the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such original notes will be credited to an account maintained with DTC for the original notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn original notes by following one of the procedures described under “The Exchange Offer—Procedures for Tendering” at any time on or prior to the expiration time.

Fees And Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, email, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the original notes and in handling or forwarding tenders for exchange.

We will pay cash expenses to be incurred in connection with the exchange offer. They include:

•	SEC registration fees for the exchange notes,

•	fees and expenses of the exchange agent and the trustee,

•	accounting and legal fees,

•	printing costs, and

•	related fees and expenses.

Transfer Taxes

If you tender your original notes for exchange, you will not be required to pay any transfer taxes. We will pay all transfer taxes, if any, applicable to the exchange of original notes in the exchange offer. The tendering holder will, however, be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing exchange notes or original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original notes tendered,

•	tendered original notes are registered in the name of any person other than the person signing the letter of transmittal, or

•	a transfer tax is imposed for any reason other than the exchange of original notes for exchange notes in the exchange offer.

If satisfactory evidence of payment of any transfer taxes payable by a tendering holder is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to that tendering holder. The exchange agent will retain possession of exchange notes with a face amount equal to the amount of the transfer taxes due until it receives payment of the taxes.

Accounting Treatment

We will record the exchange notes at the same carrying value as the original notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offer.

Consequences of Failure to Exchange

If you do not exchange your original notes for exchange notes in the exchange offer, you will remain subject to the existing restrictions on transfer of the original notes. In general, you may not offer or sell the original notes unless either they are registered under the Securities Act or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the original notes under the Securities Act. We generally have no obligation to re-offer to exchange the exchange notes for original notes following the expiration of the exchange offer.

The tender of original notes in the exchange offer will reduce the outstanding principal amount of the original notes. Due to the corresponding reduction in liquidity, this may have an adverse effect on, and increase the volatility of, the market price of any original notes that you continue to hold.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take. In the future, we may at our discretion seek to acquire untendered original notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any original notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered original notes, except as required by the registration rights agreement.

DESCRIPTION OF NOTES

We will issue the exchange notes pursuant to an indenture dated as of March 12, 2013, among us, our subsidiaries acting as Guarantors and Wells Fargo Bank, National Association, as trustee (the “indenture”).

You can find the definitions of certain terms used in this description under “—Certain Definitions.” In this Description of Notes, the terms “Outerwall”, “the Company”, “we”, “us” and “our” refer only to Outerwall Inc., and any successor obligor on the Notes, and not to any of its or their subsidiaries, and the term “Notes” refers to both the original notes and the exchange notes, unless the context provides otherwise.

The following description is a summary of the material provisions of the indenture and the registration rights agreement (as defined under “—Registered Exchange Offer; Registration Rights” below), and does not purport to be complete and may not contain all the information that is important to you. This summary is subject to and is qualified in its entirety by reference to all of the provisions of the indenture and the registration rights agreement, including the definitions of certain terms used herein. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the Notes. The terms of the Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”). Copies of the indenture and the registration rights agreement are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The Notes will be:

•	general unsecured unsubordinated obligations of Outerwall;

•	effectively subordinated to all existing and future secured Indebtedness of Outerwall, including obligations under its Credit Agreement, to the extent of the collateral securing such Indebtedness;

•	senior to all future subordinated Indebtedness of Outerwall; and

•	unconditionally guaranteed by the Guarantors.

The Note Guarantees

The Notes will be guaranteed by all of the Wholly Owned Domestic Subsidiaries of Outerwall that are Material Subsidiaries.

Each Note Guarantee will be:

•	a general unsecured unsubordinated obligation of each Guarantor;

•	effectively subordinated to all existing and future secured Indebtedness of each Guarantor, including obligations under Outerwall’s Credit Agreement, to the extent of the collateral securing such Indebtedness; and

•	senior to all future subordinated Indebtedness of each Guarantor.

As of the date of the indenture, all of our Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and

Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to most of the restrictive covenants in the indenture and will not guarantee the Notes. In addition, our joint venture Redbox Instant by Verizon is not our Subsidiary and will not be subject to any of the restrictive covenants in the indenture and will not guarantee the Notes.

Future Subsidiaries will not have to guarantee the Notes if they are Foreign Subsidiaries, if they are not Wholly Owned Domestic Subsidiaries that are Material Subsidiaries or if they are designated as Unrestricted Subsidiaries as provided in the indenture. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries would pay the holders of their debt and their trade creditors before they would be able to distribute any of their assets to us. Our non-guarantor subsidiaries generated approximately 2.3% and 0.1% of our consolidated revenues and operating income, respectively, for the quarter ended June 30, 2013 and approximately 2.0% and 3.9% of our consolidated revenues and operating income, respectively, for the quarter ended June 30, 2012. As of June 30, 2013, our non-guarantor subsidiaries had $81.4 million in total assets (excluding goodwill and intangible assets) and $22.2 million in total outstanding liabilities (excluding intercompany liabilities).

Principal, Maturity and Interest

The Notes will initially be limited to a maximum aggregate principal amount of $350 million. Outerwall may issue additional Notes under the indenture from time to time. Any issuance of additional Notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The Notes and any additional Notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. If the additional Notes are not fungible with the Notes offered hereby for U.S. federal income tax purposes, the additional Notes will have a separate CUSIP number. Outerwall will issue Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on March 15, 2019.

Interest on the Notes will accrue at the rate of 6.000% per annum and will be payable semi-annually in arrears on March 15 and September 15, commencing, as applicable, on September 15, 2013. Outerwall will make each interest payment to the Persons who were holders of record on the immediately preceding March 1 and September 1.

Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date through which it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

For so long as the Notes remain in the form of a global security, we will pay all principal, interest and premium and additional interest, if any, on the Notes to the applicable depositary or its nominee as the registered holder of the global security representing the Notes. All other payments on the Notes will be made at the office or agency of the paying agent and registrar within the City and State of Minneapolis, Minnesota unless Outerwall elects to make interest payments by check mailed to the Note holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. Outerwall may change the paying agent or registrar without prior notice to the holders of Notes, and Outerwall or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder of Notes may transfer or exchange Notes in accordance with the indenture. The registrar and the trustee may require a holder of Notes, among other things, to furnish appropriate endorsements and transfer documents and Outerwall may require a holder of Notes to pay any taxes and fees required by law or permitted by the indenture. Outerwall is not required to transfer or exchange any Note selected for redemption. Also, Outerwall is not required to transfer or exchange any Note for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

Note Guarantees

The Notes will be fully and unconditionally guaranteed, jointly and severally, by all of Outerwall’s existing and future Wholly Owned Domestic Subsidiaries that are Material Subsidiaries.

The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the Notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors—Risks Related to the Notes—Federal and state fraudulent transfer laws permit a court to void the Notes and the related guarantees, and, if that occurs, you may not receive any payments on the Notes.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than Outerwall or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Note Guarantee and the registration rights agreement (as applicable) pursuant to a supplemental indenture reasonably satisfactory to the trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

The Note Guarantee of a Guarantor will be automatically and unconditionally released:

(1) upon the sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Outerwall or a Restricted Subsidiary of Outerwall, if the sale or other disposition is otherwise permitted by the indenture;

(2) if Outerwall provides an officers’ certificate to the trustee certifying that such Guarantor is not a Wholly Owned Domestic Subsidiary that is a Material Subsidiary and does not guarantee any other Indebtedness of Outerwall or any Guarantor;

(3) upon the sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Outerwall or a Restricted Subsidiary of Outerwall, if the sale or other disposition is otherwise permitted by the indenture;

(4) if Outerwall designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the covenant described under the caption “—Designation of Restricted and Unrestricted Subsidiaries”; or

(5) upon legal defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

Ranking

The Notes and the Note Guarantees will rank equally to all of Outerwall’s and the Guarantors’ other unsecured and unsubordinated indebtedness, but will effectively be junior to all of Outerwall’s and the Guarantors’ secured Indebtedness, to the extent of the collateral securing such Indebtedness.

The Notes will also effectively rank junior to all liabilities of Outerwall’s subsidiaries that do not guarantee the Notes. Claims of creditors of non-Guarantor subsidiaries, including trade creditors, and creditors holding debt and guarantees issued by those subsidiaries, and claims of preferred stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Company, including holders of the Notes. The Notes and each Note Guarantee therefore will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of subsidiaries of the Company (other than the Guarantors). Although the indenture limits the incurrence of Indebtedness and the issuance of preferred stock of Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Indebtedness or preferred stock under the indenture. See “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

As of June 30, 2013, the Notes:

•	ranked equally with $53.7 million in principal aggregate amount of our 4.00% Convertible Senior Notes due 2014; and

•	ranked effectively junior to $153.1 million of secured indebtedness under our senior secured credit facility and $26.9 million of capital leases, to the extent of the collateral therefor.

As of June 30, 2013, our total consolidated indebtedness was approximately $581.1 million.

Optional Redemption

At any time prior to March 15, 2016, Outerwall may redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest (including additional interest), if any, to, but excluding, the redemption date.

In addition, at any time prior to March 15, 2016, Outerwall may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the indenture at a redemption price of 106% of the principal amount thereof, plus accrued and unpaid interest (including additional interest), if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under the indenture remain outstanding immediately after the occurrence of such redemption (excluding Notes held by Outerwall and its Subsidiaries); and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

Except pursuant to the preceding paragraphs, the Notes will not be redeemable at Outerwall’s option prior to March 15, 2016.

On or after March 15, 2016, Outerwall may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2016	103.000%
2017	101.500%
2018 and thereafter	100.000%

Unless Outerwall defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

Outerwall is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Registered Exchange Offer; Registration Rights

Outerwall and the initial purchasers entered into a registration rights agreement on the Issue Date (the “registration rights agreement”) pursuant to which we agreed to:

(1) within 180 days after the Issue Date, file a registration statement (the “Exchange Offer Registration Statement”) with the SEC with respect to a registered offer (the “Registered Exchange Offer”) to exchange the notes for new notes of Outerwall (the “exchange notes”) having terms substantially identical in all material respects to the notes (except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest);

(2) use our reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 270 days after the Issue Date; and

(3) keep the Registered Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is first provided to the holders of the notes.

In the event that:

(1) any changes in applicable law or interpretations thereof by the staff of the SEC do not permit us to effect such a Registered Exchange Offer as contemplated above; or

(2) for any other reason we do not consummate the Registered Exchange Offer within 300 days of the Issue Date; or

(3) any initial purchaser notifies us following consummation of the Registered Exchange Offer that original notes held by it are not eligible to be exchanged for exchange notes in the Registered Exchange Offer, provided that such notice is received by us within 20 Business Days of the consummation of the Registered Exchange Offer; or

(4) certain holders are prohibited by law or SEC policy from participating in the Registered Exchange Offer or may not resell the exchange notes acquired by them in the Registered Exchange Offer to the public without delivering a prospectus, then, we will, subject to certain conditions, at our cost:

(A) as promptly as practicable, file with the SEC a registration statement (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, each a “Registration Statement”) on an appropriate form under the Securities Act covering resales of the original notes or the exchange notes, as the case may be, and use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act; and

(B) use our commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the holders of such Notes, for a period of two years (or for a period of one year from the effective date of the Shelf Registration Statement if the Shelf Registration Statement is filed at the request of the initial purchasers) from the date of its effectiveness or such shorter period that will terminate when all the notes covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer “restricted securities” (as defined in Rule 144 under the Securities Act, or any successor rule thereof).

We will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes or the exchange notes, as the case may be. A holder selling such Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be required to provide us with certain information in connection with any shelf registration statement or prospectus included therein within 20 Business Days after receiving a request by us to do so, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations).

We will pay additional cash interest (“additional interest”) on the applicable original notes and exchange notes:

(1) if by the 180th day after the Issue Date, either the Exchange Offer Registration Statement or any Shelf Registration Statement required to be filed pursuant to the Registration Rights Agreement has not been filed with the SEC;

(2) if by the 300th day after the Issue Date, either the Registered Exchange Offer has not been consummated or, if any Shelf Registration Statement is required to be filed pursuant to the Registration Rights Agreement, such Shelf Registration Statement has not been declared effective by the SEC; or

(3) if after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective (A) such Registration Statement thereafter ceases to be effective; or (B) such Registration Statement or the related prospectus ceases to be usable (except as permitted in certain circumstances), in either case of (A) or (B) without being succeeded immediately by a post-effective amendment to such Registration Statement that is immediately declared effective (each such event referred to in the preceding clauses (1) through (3) a “Registration Default”), from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

Additional interest to each holder of notes with respect to the first 90-day period immediately following the occurrence of the first Registration Default will accrue at a rate per annum of 0.25%. The rate of the additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured (after which time additional interest will no longer accrue), up to a maximum amount of additional interest for all Registration Defaults of 1.0% per annum.

We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of Notes will have the right to require Outerwall to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, Outerwall will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes to be repurchased, plus accrued and unpaid interest and additional interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, Outerwall will mail a notice to each holder of Notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed pursuant to the procedures required by the indenture and described in such notice. Outerwall will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Outerwall will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, Outerwall will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) on or prior to 10:00 A.M. New York City time deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by Outerwall.

The paying agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder of Notes a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Outerwall will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require Outerwall to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the Notes to require that Outerwall repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

Outerwall will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Outerwall and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Outerwall and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require Outerwall to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Outerwall and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the indenture relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or amended as described in “—Amendment, Supplement and Waiver.”

Asset Sales

Outerwall will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Outerwall (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (determined as of the date of contractual agreement to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) Outerwall delivers an officer’s certificate to the trustee certifying that such Asset Sale complies with the requirements specified under this caption “—Asset Sales”; and

(3) at least 75% of the consideration received in the Asset Sale by Outerwall or such Restricted Subsidiary is in the form of cash or Cash Equivalents, with the understanding that, for purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on Outerwall’s most recent consolidated balance sheet, of Outerwall or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Outerwall or such Restricted Subsidiary from further liability; and

(b) any securities, Notes or other obligations received by Outerwall or any such Restricted Subsidiary from such transferee that are converted by Outerwall or such Restricted Subsidiary within 90 days into cash or Cash Equivalents, to the extent of the cash and Cash Equivalents received in that conversion.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale (or if a binding agreement to apply such Net Proceeds in accordance with provisions (2) through (5) below has been entered into within 365 days of receipt of any such Net Proceeds, within 120 days of the end of the 365 day period), Outerwall or the applicable Restricted Subsidiary may apply such Net Proceeds:

(1) to repay secured Indebtedness and, if the secured Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to acquire all or substantially all of the assets of, or the majority of the Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Outerwall;

(3) to make capital expenditures;

(4) to acquire or license other assets (other than Capital Stock) that are used or useful in a Permitted Business; and/or

(5) to repay unsecured Indebtedness (other than Subordinated Debt) of Outerwall or any Restricted Subsidiary (and to correspondingly reduce any outstanding commitments with respect thereto, if applicable); provided that if Outerwall or any Restricted Subsidiary shall so repay any such other Indebtedness, Outerwall will reduce obligations under the Notes on a pro rata basis by, at its option, (A) redeeming Notes as described under “—Optional Redemption” or (B) purchasing Notes through open market purchases, at a price equal to or higher than 100% of the principal amount thereof.

Pending the final application of any Net Proceeds, Outerwall may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within 30 days thereof, Outerwall will make an offer (an “Asset Sale Offer”) to all holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes being purchased plus accrued and unpaid interest and additional interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Outerwall may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis, by lot, or by such method as the trustee deems fair and appropriate. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Outerwall will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Outerwall will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

Outerwall’s Credit Agreement imposes limitations on asset sales and provides that any change of control (as defined therein) would constitute an event of default. Any future credit agreements or other agreements relating to Indebtedness to which Outerwall becomes a party may contain similar restrictions and provisions and may impose limitations on Outerwall’s ability to repurchase Notes. In the event a Change of Control or Asset Sale occurs at a time when Outerwall is prohibited from purchasing Notes (and, in the case of an Asset Sale, assuming Outerwall is not required by the Credit Agreement to apply the Net Proceeds thereof as described in clause (1) of the second paragraph of this covenant and Outerwall elects not to reinvest the Net Proceeds in a manner permitted by such paragraph), Outerwall could seek the consent of the required lenders under the Credit Agreement or could attempt to refinance the borrowings that contain such prohibition. If Outerwall does not obtain such consent or refinance such borrowings, Outerwall would remain prohibited from purchasing Notes. The exercise by holders of the Notes of their right to require Outerwall to repurchase their Notes could cause a default under existing or future debt of Outerwall even if the Change of Control itself does not, due to the financial effect of such repurchase on Outerwall, and Outerwall’s ability to pay cash to holders of the Notes upon a repurchase may be limited by Outerwall’s financial resources at that time. Outerwall’s failure to purchase tendered Notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the Credit Agreement.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

No Notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (or in the case of Notes held in book entry form, by electronic transmission) at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

Restricted Payments

Outerwall will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Outerwall’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Outerwall or any of its Restricted Subsidiaries) or to the direct or indirect holders of Outerwall’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Outerwall and other than dividends or distributions payable to Outerwall or a Restricted Subsidiary of Outerwall);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Outerwall) any Equity Interests of Outerwall;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Outerwall or any Guarantor that is contractually subordinated to the Notes or the Note Guarantees (“Subordinated Debt”), except (i) regularly scheduled payments of interest, principal and other charges and a payment of interest or principal at the Stated Maturity thereof, (ii) Subordinated Debt owed to Outerwall or any of its Restricted Subsidiaries or (iii) the purchase, redemption or other acquisition for value of any Subordinated Debt purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(2) Outerwall would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four fiscal quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Outerwall and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (9) and (12) of the next paragraph) is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of Outerwall for the period (taken as one accounting period) from the beginning of the fiscal quarter commencing on January 1, 2013 to the end of Outerwall’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net proceeds, including the fair market value of the property other than cash, received by Outerwall since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of Outerwall (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Outerwall that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Outerwall); plus

(c) without duplication, 100% of the sum of:

(I) the aggregate amount returned in cash on or with respect to Restricted Investments made after the Issue Date, whether through interest payments, principal payments, dividends or other distributions or payments;

(II) the Net Proceeds received from the disposition of all or any portion of such Investments (other than to a Subsidiary of Outerwall); and

(III) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of such Subsidiary (valued in each case as provided in the definition of “Investment”);

provided, however, that the sum of clauses (I), (II) and (III) above will not exceed the aggregate amount of all such Investments made by Outerwall or any Restricted Subsidiary in the relevant Person or Unrestricted Subsidiary after the Issue Date.

So long as no Default has occurred and is continuing or would be caused thereby (in the case of clauses (6), (7), (8), (9), (10), (11), (12) and (13) below), the preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration, the dividend would have complied with the provisions of the indenture;

(2) the payment, repurchase, redemption, defeasance or other acquisition or retirement of any Subordinated Debt of Outerwall or any Restricted Subsidiary or of any Equity Interests of Outerwall in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Outerwall) of, Equity Interests of Outerwall (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Outerwall; provided, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt of Outerwall or any Restricted Subsidiary with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Outerwall to the holders of its Equity Interests on a pro rata basis;

(5) the retirement of any shares of Disqualified Stock by conversion into, or by exchange for, shares of Disqualified Stock in an amount not in excess of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary) of other shares of Disqualified Stock;

(6) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Outerwall or any Restricted Subsidiary of Outerwall held by any current or former officer, director or employee of Outerwall or any of its Restricted Subsidiaries pursuant to any employment agreement, equity subscription agreement, stock option agreement, shareholders’ agreement, benefit plan or similar agreement or arrangement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any fiscal year (with unused amounts in any fiscal year being carried over to the next succeeding fiscal year but not thereafter);

(7) the purchase or redemption of Subordinated Debt or Equity Interests (utilizing any Net Cash Proceeds remaining in the case of an Asset Sale) after Outerwall (or a third party, to the extent permitted under the indenture) has complied with the requirements of the covenants described above under the captions “—Repurchase at the Option of Holders—Asset Sales” and “—Repurchase at the Option of Holders—Change of Control”;

(8) other Restricted Payments in an aggregate principal amount not to exceed $25.0 million since the Issue Date;

(9) the repurchase of Equity Interests deemed to occur upon the vesting of restricted shares or the exercise of stock options or stock appreciation rights to the extent such Equity Interests represent a portion of the exercise price of those stock options or stock appreciation rights;

(10) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Outerwall issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(11) payments or distributions to shareholders exercising appraisal rights pursuant to applicable law pursuant to or in connection with a merger or consolidation that complies with the provisions of the indenture;

(12) the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Capital Stock of Outerwall pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover practices; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights shall not be for the purpose of evading the limitations of this covenant (as determined in good faith by the Board of Directors of Outerwall); and

(13) other Restricted Payments, provided that after giving pro forma effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such payment), the Consolidated Net Leverage Ratio of Outerwall does not exceed 2.50 to 1.00, calculated on a pro forma basis for Outerwall’s most recently ended four fiscal quarter period ending immediately prior to the date of the proposed Restricted Payment for which financial statements are available.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Outerwall or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by (1) the Chief Executive

Officer, the Chief Financial Officer or the Board of Directors of Outerwall for transactions involving assets or securities that are required to be valued if Fair Market Value is less than or equal to $10.0 million, and (2) the Board of Directors of Outerwall for transactions involving assets or securities that are required to be valued if Fair Market Value is greater than $10.0 million. If determined by the Board of Directors of Outerwall, the resolution with respect thereto will be delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an Independent Financial Advisor if the Fair Market Value exceeds $35.0 million.

Incurrence of Indebtedness and Issuance of Preferred Stock

Outerwall will not, and will not permit any of its Restricted Subsidiaries to, directly, or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Outerwall will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue preferred stock; provided, however, that Outerwall may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for Outerwall’s most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four fiscal quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Outerwall and any Guarantor of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Outerwall and its Restricted Subsidiaries thereunder assuming timely payment and performance) not to exceed (x) the greater of: (a) $625.0 million and (b) an amount such that, on a pro forma basis after giving effect to the incurrence of such Indebtedness (and the application of the net proceeds therefrom), the Consolidated Net Leverage Ratio would be less than 3.00 to 1.00, less (y) the aggregate amount of all Net Proceeds of Asset Sales applied by Outerwall or any of its Restricted Subsidiaries since the Issue Date to repay any Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(2) the incurrence by Outerwall and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by Outerwall and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees issued on the Issue Date and the exchange Notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

(4) the incurrence by Outerwall or any of its Guarantors of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price or the cost of design, construction, installation or improvement of property, plant or equipment or other assets used or useful in the business of Outerwall or any of its Restricted Subsidiaries (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and whether such Indebtedness is owed to the seller or Person carrying out such construction or improvement or to any third party) in an aggregate principal amount, including, without duplication, all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $125.0 million and (b) 20.0% of the Consolidated Net Tangible Assets of Outerwall and its Restricted Subsidiaries at any time outstanding;

(5) the incurrence by Outerwall or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (9) or (14) of this paragraph;

(6) the incurrence by Outerwall or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Outerwall and any of its Restricted Subsidiaries; provided, however, that:

(a) if Outerwall or any Guarantor is the obligor on such Indebtedness and the holder of such Indebtedness is not Outerwall or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of Outerwall, or the Note Guarantee, in the case of a Guarantor; and

(b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Outerwall or a Restricted Subsidiary of Outerwall and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Outerwall or a Restricted Subsidiary of Outerwall, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Outerwall or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by Outerwall or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(8) the Guarantee by Outerwall or any of the Guarantors of Indebtedness of Outerwall or a Restricted Subsidiary of Outerwall that was permitted to be incurred by another provision of this covenant; provided, that if the Indebtedness being guaranteed is subordinated to the Notes, then the Guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

(9) the incurrence by Outerwall or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable), including, without duplication, all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (9), not to exceed $50.0 million at any time outstanding;

(10) the incurrence by Outerwall or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, completion, surety and appeal bonds or guarantees, and similar types of obligations in the ordinary course of business;

(11) the incurrence by Outerwall or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is covered within five Business Days;

(12) the incurrence by Outerwall or any of its Restricted Subsidiaries of Indebtedness consisting of guarantees, earn-outs, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of property or assets, including, without limitation, shares of Capital Stock;

(13) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts; and

(14) Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by Outerwall (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of or was otherwise acquired by Outerwall); provided, however, that for any such Indebtedness outstanding at any time under this clause (14), on the date that such Subsidiary is acquired by Outerwall, Outerwall would have been able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Outerwall will be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the Issue Date will at all times be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Outerwall as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Outerwall or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Neither Outerwall nor any Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Indebtedness of Outerwall or the Guarantor unless such Indebtedness is also subordinated or junior in right of payment to the Notes or the relevant Note Guarantee on substantially identical terms. This does not apply to distinctions between categories of Indebtedness that exist by reason of any Liens or Guarantees securing or in favor of the holders of some but not all of such Indebtedness.

Liens

Outerwall will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien. Any Lien created for the benefit of the holders of Notes pursuant to the preceding sentence shall provide that such Lien shall be automatically and unconditionally released upon the release of the other Lien referred to in the preceding sentence.

Dividend and Other Payment Restrictions Affecting Subsidiaries

Outerwall will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to Outerwall or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Outerwall or any of its Restricted Subsidiaries;

(2) make loans or advances to Outerwall or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to Outerwall or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided, that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in agreements in place on the Issue Date;

(2) the indenture, the Notes and the Note Guarantees;

(3) any applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Outerwall or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5) customary non-assignment provisions in contracts, leases, and licenses entered into in the ordinary course of business;

(6) obligations applicable to property acquired in the ordinary course of business and operating leases and Capital Lease Obligations that impose restrictions on the property purchased, constructed, improved or leased of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) agreements governing Permitted Debt or other Indebtedness not prohibited by the indenture; provided that such agreements are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the Issue Date;

(10) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of Outerwall’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13) in the case of clause (3) of the first paragraph of this covenant, encumbrances or restrictions:

(a) that restrict in a customary manner the leasing, subletting, licensing, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Outerwall or any Restricted Subsidiary not otherwise prohibited by the indenture, or

(c) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Outerwall or any Restricted Subsidiary in any manner material to Outerwall or any Restricted Subsidiary;

(14) customary provisions in partnership agreements, limited liability company organizational and governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in or the payment of dividends or distributions from such partnership, limited liability company, joint venture or similar Person; and

(15) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

(a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

(b) the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined by Outerwall in good faith), and

(c) Outerwall determines that any such encumbrance or restriction will not materially affect Outerwall’s ability to make principal or interest payments on the Notes.

Merger, Consolidation or Sale of Assets

Outerwall will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Outerwall is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Outerwall and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) in the case of a merger or consolidation, Outerwall is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Outerwall) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company, partnership or trust organized or existing under the laws of the United States, any state of the United States or the District of Columbia, provided that if such Person is not a corporation, a corporate wholly-owned Subsidiary of such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia is added as a co-obligor;

(2) the Person formed by or surviving any such consolidation or merger (if other than Outerwall) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Outerwall under the Notes, the indenture and the registration rights agreement (as applicable) pursuant to agreements satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) Outerwall or the Person formed by or surviving any such consolidation or merger (if other than Outerwall), or to which such sale, assignment, transfer, conveyance or other disposition has been made would on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four fiscal quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock.”

(5) the Company has delivered to the trustee an officers’ certificate and opinion of counsel stating that such transaction is permitted under the Indenture.

In addition, Outerwall will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1) a merger of Outerwall with an Affiliate solely for the purpose of reincorporating Outerwall in another jurisdiction so long as clauses (1) and (2) above are complied with, or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Outerwall and its Restricted Subsidiaries.

Transactions with Affiliates

Outerwall will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Outerwall (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to Outerwall or the relevant Restricted Subsidiary than those that might have been obtained at the time in a comparable transaction by Outerwall or such Restricted Subsidiary with an unrelated Person; and

(2) Outerwall delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a resolution of the Board of Directors of Outerwall set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Outerwall; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to Outerwall or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, service, consulting or termination agreement, employee benefit plan or program, officer or director reimbursement or indemnification agreement or any similar arrangement entered into by Outerwall or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among Outerwall and/or its Restricted Subsidiaries or any Person that will become a Restricted Subsidiary as a result of any such transaction;

(3) transactions with a Person (other than an Unrestricted Subsidiary of Outerwall) that is an Affiliate of Outerwall solely because Outerwall (i) owns, directly or through a Restricted Subsidiary, an Equity Interest in, or (ii) may control, such Person;

(4) payment of directors’ fees to Persons who are not otherwise Affiliates of Outerwall, and payment of reasonable compensation or fees to other directors, officers, employees, and consultants of or to Outerwall and its Restricted Subsidiaries;

(5) any issuance of Equity Interests (other than Disqualified Stock) of Outerwall to Affiliates of Outerwall;

(6) Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments” and Permitted Investments; and

(7) transactions pursuant to or contemplated by any agreement or arrangement of Outerwall or any Restricted Subsidiary as in effect on the Issue Date, or any amendment, modification or supplement thereto or any replacement agreements or arrangements so long as any such amendment or replacement agreement, taken as a whole, is not more disadvantageous to the holders of Notes in any material respect than the original agreement or arrangement as in effect on the Issue Date.

Note Guarantees

If Outerwall or any of its Restricted Subsidiaries acquires or creates a Wholly Owned Domestic Subsidiary that is a Material Subsidiary after the Issue Date, or any Subsidiary becomes a Wholly Owned Domestic Subsidiary that is a Material Subsidiary after the Issue Date, then that Wholly Owned Domestic Subsidiary that is a Material Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 30 Business Days of the date on which it was acquired or created or becomes a Wholly Owned Domestic Subsidiary that is a Material Subsidiary; provided, however, this covenant shall not apply to any Subsidiary that has been designated as an Unrestricted Subsidiary in accordance with the covenant described under the subheading “—Designation of Restricted and Unrestricted Subsidiaries” for so long as it continues to constitute an Unrestricted Subsidiary.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Outerwall may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Outerwall and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under the definition of Permitted Investments, as determined by Outerwall. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted

Subsidiary. Any designation of a Subsidiary of Outerwall as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.”

If, at any time, any Unrestricted Subsidiary would fail to meet the definition of an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Outerwall as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” Outerwall will be in default of such covenant.

The Board of Directors of Outerwall may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Outerwall of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four fiscal quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

Outerwall will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, Outerwall will furnish to the holders of Notes or cause the trustee to furnish to the holders of Notes:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Outerwall were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Outerwall’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Outerwall were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports and filed with the SEC or furnished to holders of Notes, as applicable, within the time periods specified in the SEC’s rules and regulations. In addition, Outerwall will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

If, at any time, Outerwall is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Outerwall will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Outerwall will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Outerwall’s filings for any reason, Outerwall will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Outerwall were required to file those reports with the SEC.

Outerwall will be deemed to have provided the foregoing information and reports at the time Outerwall has filed such reports containing the required information with the SEC via the EDGAR filing system and such reports have been accepted, or, if the SEC will not accept Outerwall’s filings for any reason, at the time Outerwall has posted such reports containing the required information to its website and the reports are publicly available; provided, however that the trustee shall have no responsibility whatsoever to determine if such filing or posting has occurred.

If Outerwall has designated any of its Subsidiaries or any group of Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Outerwall and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Outerwall.

In addition, Outerwall and the Guarantors agree that, for so long as any Notes remain outstanding and constitute “restricted securities” under Rule 144, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Covenant Suspension

If on any date following the Issue Date (1) the Notes have an Investment Grade Rating from both Rating Agencies and (2) no Default has occurred and is continuing under the indenture (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), Outerwall and the Restricted Subsidiaries will not be subject to the covenants (the “Suspended Covenants”) described under:

(1) “—Restricted Payments”;

(2) “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(3) “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(4) clause (4) of “—Merger, Consolidation or Sale of Assets”;

(5) “—Transactions with Affiliates”;

(6) “—Repurchase at the Option of Holders—Change of Control”; and

(7) “—Repurchase at the Option of Holders—Asset Sales.”

In the event that Outerwall and the Restricted Subsidiaries are not subject to the Suspended Covenants under the indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) (a) one or both of the Rating Agencies withdraws its or their Investment Grade Rating of the Notes or downgrades the rating assigned to the Notes below an Investment Grade Rating or (b) Outerwall or any of its affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or both of the Rating Agencies indicates that if consummated, such transaction (alone or together with any related recapitalization or financing transactions) would cause such Rating Agency or Rating Agencies to withdraw its or their Investment Grade Rating of the Notes or downgrade the rating assigned to the Notes below an Investment Grade Rating, then Outerwall and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events and such event, in the case of clause (b), will constitute a Change of Control on or after the Reversion Date, if consummated. The period beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is called a “Suspension Period.” On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or preferred stock issued, during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (2) of the second paragraph under “—Incurrence of Indebtedness and Issuance of Preferred Stock.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under the first paragraph under “—Restricted Payments” will be made as though the covenant described under “—Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Restricted Payments” (but will not reduce any amounts available to be made as Restricted Payments under the second paragraph of “—Restricted Payments). However, no Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by Outerwall or the Restricted Subsidiaries, or events occurring, during the Suspension Period. For purposes of the covenant described under “—Repurchase at the Option of Holders—Asset Sales,” on the Reversion Date, the amount of unutilized Excess Proceeds will be reset to zero.

There can be no assurance that the Notes will ever achieve or maintain an Investment Grade Rating.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest (including additional interest) on the Notes;

(2) default in payment when due of the principal of, or premium, if any, on the Notes;

(3) failure by Outerwall or any of its Restricted Subsidiaries to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4) failure by Outerwall or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders of Notes—Change of Control” and “—Repurchase at the Option of Holders of Notes—Asset Sales” for 45 days after written notice by the trustee or the holders of at least 25% in principal amount of the then outstanding Notes to comply with such provisions;

(5) failure by Outerwall or any of its Restricted Subsidiaries for 60 days after written notice by the trustee or the holders of at least 25% in principal amount of the then outstanding Notes to comply with any of the other agreements in the indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Outerwall or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Outerwall or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to pay at final Stated Maturity principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its final Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(7) failure by Outerwall or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

(8) except as permitted by the indenture, any Significant Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Significant Note Guarantee; and

(9) certain events of bankruptcy or insolvency described in the indenture with respect to Outerwall or any of its Significant Restricted Subsidiaries.

In the case of an Event of Default described in clause (9) above with respect to Outerwall, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Holders of the Notes may not enforce the indenture or the Notes except as provided in the indenture. Subject to certain limitations, holders of Notes of a majority in principal amount of the then outstanding Notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest and additional interest, if any) if it determines that withholding notice is in their interest.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of Notes unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or additional interest, if any, when due, no holder of a Note may pursue any remedy with respect to the indenture or the Notes unless:

(1) such holder has previously given the trustee written notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding Notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the trustee may on behalf of the holders of all of the Notes rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or additional interest on, or the principal of, the Notes.

Outerwall is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Outerwall is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Outerwall or any Guarantor, as such, shall have any liability for any obligations of Outerwall or the Guarantors under the Notes, the indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Outerwall may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium or additional interest, if any, on such Notes when such payments are due from the trust referred to below;

(2) Outerwall’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and Outerwall’s and the Guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

In addition, Outerwall may, at its option and at any time, elect to have the obligations of Outerwall and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) Outerwall must irrevocably deposit with the trustee, in trust, for the benefit of the holders of Notes, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest or premium or additional interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and Outerwall must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, Outerwall shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Outerwall has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Outerwall has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from any concurrent transaction involving the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Outerwall or any Guarantor is a party or by which Outerwall or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Outerwall or any of its Subsidiaries is a party or by which Outerwall or any of its Subsidiaries is bound;

(6) Outerwall must deliver to the trustee an officers’ certificate stating that the deposit was not made by Outerwall with the intent of preferring the holders of Notes over the other creditors of Outerwall with the intent of defeating, hindering, delaying or defrauding creditors of Outerwall or others; and

(7) Outerwall must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the Notes or the Note Guarantees may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each holder of Notes affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder):

(1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders of Notes”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium or additional interest, if any, on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium or additional interest, if any, on the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders of Notes”);

(8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of Notes, Outerwall, the Guarantors and the trustee may amend or supplement the indenture or the Notes or the Note Guarantees:

(1) to cure any ambiguity, defect or inconsistency as evidenced in an officers’ certificate;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes, or otherwise alter the provisions of the indenture relating to issuance and transfer of the Notes in a manner that does not materially adversely affect any holder of Notes;

(3) to provide for the assumption of Outerwall’s or a Guarantor’s obligations to holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Outerwall’s or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of Notes or that does not, in the good faith opinion of Outerwall’s Board of Directors, materially adversely affect the legal rights under the indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) to conform the text of the indenture, the Note Guarantees or the Notes to any provision of this Description of Notes;

(7) to provide for the issuance of additional Notes in accordance with the limitations set forth in the indenture as of the Issue Date;

(8) to allow any Guarantor to execute a Note Guarantee and/or a supplemental indenture providing a Note Guarantee; or

(9) to evidence or provide for the acceptance of the appointment under the indenture of a successor trustee.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid, and Notes for whose payment money has been deposited in trust and thereafter repaid to Outerwall, have been delivered to the trustee for cancellation; or

(b) all Notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Outerwall or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium and additional interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from any concurrent transaction involving the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Outerwall or any Guarantor is a party or by which Outerwall or any Guarantor is bound;

(3) Outerwall or any Guarantor has paid or caused to be paid all sums then due and payable by it under the indenture; and

(4) Outerwall has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, Outerwall must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

Wells Fargo Bank, National Association is the trustee under the indenture.

If the trustee becomes a creditor of Outerwall or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of Notes, unless such holder of Notes has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Form, Denomination and Registration of Notes

Exchange Notes

The exchange notes will be issued in registered form, without interest coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, in the form of one or more global notes, as further provided below.

Original Notes

The original notes were issued in registered form, without interest coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, in the form of one or more global notes, as further provided below.

Notes sold in reliance upon Regulation S under the Securities Act that are not exchanged in the exchange offer will continue to be represented by an offshore global note. No payments of principal, interest or premium will be paid to holders of a beneficial interest in the temporary offshore global note until exchanged or transferred for an interest in another global note or certificated note. Notes sold in reliance upon Rule 144A under the Securities Act that are not exchanged in the exchange offer will continue to be represented by the U.S. global note. Original notes not exchanged in the exchange offer that are subsequently resold to institutional accredited investors will be in the form of an Institutional Accredited Investor global note.

Service Charges

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Global Notes

Global notes will be deposited with a custodian for DTC, and registered in the name of a nominee of DTC. Beneficial interests in the global notes will be shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee will be considered the sole owner or holder of the Notes represented by such global note for all purposes under the indenture and the Notes. No owner of a beneficial interest in a global note will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants.

Any beneficial interest in one global note that is transferred to a Person who takes delivery in the form of an interest in another global note will, upon transfer, cease to be an interest in such global note and become an interest in the other global note and, accordingly, will thereafter be subject to all transfer restrictions applicable to beneficial interests in such other global note for as long as it remains such an interest.

The Company will apply to DTC for acceptance of the global notes in its book-entry settlement system. Investors may hold their beneficial interests in the global notes directly through DTC if they are participants in DTC, or indirectly through organizations which are participants in DTC.

Payments of principal and interest under each global note will be made to DTC’s nominee as the registered owner of such global note. The Company expects that the nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC. The Company also expects that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of the

Company, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global note or for maintaining or reviewing any records relating to such beneficial interests.

Transfer Restrictions on Original Notes

A beneficial interest in the offshore global note may be transferred to a Person who wishes to hold such beneficial interest through the U.S. global note only upon receipt by the trustee of a written certification of the transferee (a “Rule 144A certificate”) to the effect that such transferee is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. A beneficial interest in the temporary offshore global note may be transferred to a Person who wishes to hold such beneficial interest in the form of a certificated note only upon receipt by the trustee of (x) a Rule 144A certificate of the transferee or (y) a written certification of the transferee (an “institutional accredited investor certificate”) to the effect that such transferee is an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, and/or an opinion of counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act. Any such transfer of certificated notes to an institutional accredited investor must involve notes having a principal amount of not less than $100,000. After the Restricted Period, beneficial interests in the temporary offshore global note will be exchangeable for beneficial interests in the permanent offshore global note only upon receipt by the trustee of a certification on behalf of the beneficial owner that such beneficial owner is either (i) not a U.S. person (within the meaning of Regulation S under the Securities Act) or (ii) a U.S. person who purchased the notes in a transaction that did not require registration under the Securities Act.

A beneficial interest in the U.S. global note may be transferred to a Person who wishes to hold such beneficial interest through the offshore global note only upon receipt by the trustee of a written certification of the transferor (a “Regulation S certificate”) to the effect that such transfer is being made in compliance with Regulation S under the Securities Act. A beneficial interest in the U.S. global note may be transferred to a Person who wishes to hold such beneficial interest in the form of a certificated note only upon receipt by the trustee of (x) a Rule 144A certificate of the transferee, (y) a Regulation S certificate of the transferor or (z) an institutional accredited investor certificate of the transferee, and/or an opinion of counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act. Any such transfer of certificated notes to an institutional accredited investor must involve notes having a principal amount of not less than $100,000.

The restrictions on transfer described in the preceding two paragraphs will not apply (1) to notes sold pursuant to a registration statement under the Securities Act or to exchange notes or (2) after such time (if any) as the Company determines and instructs the trustee that the notes are eligible for resale pursuant to Rule 144 under the Securities Act without the need for current public information. There is no assurance that the notes will become eligible for resale pursuant to Rule 144.

Certificated Notes

A global note is exchangeable for Notes in registered certificated form (“certificated notes”) if: (1) DTC notifies the Company that it is unwilling or unable to continue as depositary for a global note and a successor depositary is not appointed by the Company within 90 days of such notice, or (2) an Event of Default has occurred. In addition, if the trustee has received a request from DTC, the trustee will exchange each beneficial interest in that global note for one or more certificated notes registered in the name of the owner of such beneficial interest, as identified by DTC. Any such certificated note issued in exchange for a beneficial interest in a global note will bear the applicable restricted legend unless that legend is not required by applicable law.

Transfers of Certificated Original Notes

A certificated note may be transferred to a Person who wishes to hold a beneficial interest in the U.S. global note only upon receipt by the trustee of a Rule 144A certificate of the transferee. A certificated note may be transferred to a Person who wishes to hold a beneficial interest in the offshore global note only upon receipt by the trustee of a Regulation S certificate of the transferor. A certificated note may be transferred to a Person who wishes to hold a certificated note only upon receipt by the trustee of (x) a Rule 144A certificate of the transferee, (y) a Regulation S certificate of the transferor or (z) an institutional accredited investor certificate of the transferee, and/or an opinion of counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act. Any such transfer of certificated notes to an institutional accredited investor must involve notes having a principal amount of not less than $100,000. The restrictions on transfer described in this paragraph will not apply (1) to notes sold pursuant to a registration statement under the Securities Act or to exchange notes or (2) after such time (if any) as the Company determines and instructs the trustee that the notes are eligible for resale pursuant to Rule 144 under the Securities Act without the need for current public information. There is no assurance that the notes will become eligible for resale pursuant to Rule 144. Notwithstanding the foregoing, certificated notes that do not bear the restricted legend set forth under “Notice to Investors” will not be subject to the restrictions described above applicable to transfers to Persons who will hold in the form of beneficial interests in the offshore global note or certificated notes.

Same Day Settlement

The Notes represented by the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

Governing Law

The indenture, including any Note Guarantees, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles thereof.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Outerwall Inc., 1800 114th Avenue SE, Bellevue, Washington 98004, Attention: Secretary.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness of any other Person secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition,

“control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of (1) 1.0% of the principal amount of such Note; and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note on March 15, 2016 (as stated in the table under “—Optional Redemption”), plus (ii) all required interest payments due on such Note through March 15, 2016 (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note.

“Asset Acquisition” means:

(1) any transaction pursuant to which any Person shall become a Restricted Subsidiary of Outerwall or shall be consolidated or merged with Outerwall or any Restricted Subsidiary of Outerwall; or

(2) the acquisition by Outerwall or any Restricted Subsidiary of Outerwall of assets of any Person comprising all or substantially all of the assets of such Person or of a division or line of business of such Person; provided, that the assets acquired are related, ancillary or complementary to the business of Outerwall and its Restricted Subsidiaries on the date of such acquisition.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Outerwall and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any of Outerwall’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2) a transfer of assets between or among Outerwall and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by Outerwall or an issuance of Equity Interests by a Restricted Subsidiary of Outerwall to Outerwall or to a Restricted Subsidiary of Outerwall;

(4) the sale, lease, sublease, assignment, license or sublicense of products, services or accounts receivable in the ordinary course of business, any sale or other disposition of surplus, damaged, worn-out or obsolete assets in the ordinary course of business, and any release of intangible claims or rights in connection with the loss or settlement of a bona fide lawsuit, dispute or other controversy;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a transfer of properties or assets to another Person in a transaction in which: (i) at least 75% of the consideration received consists of properties or assets (other than cash or Capital Stock) that will be used in the business of Outerwall or a Restricted Subsidiary; (ii) the aggregate Fair Market Value of the property or assets being transferred by Outerwall or such Restricted Subsidiary is not greater than the aggregate Fair Market Value of the property or assets received by Outerwall or such Restricted Subsidiary in such exchange; and (iii) the Fair Market Value is evidenced by a resolution of the Board of Directors set forth in an officers’ certificate delivered to the trustee;

(7) a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(8) any financing transaction with respect to property built or acquired by Outerwall or any Restricted Subsidiary after the Issue Date, including any sale-leaseback transactions permitted by the indenture;

(9) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(10) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(11) the creation of or realization on any Lien permitted under the indenture and any disposition of any assets resulting from the enforcement or foreclosure of any such Lien;

(12) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of Outerwall or any Restricted Subsidiary to the extent not materially interfering with the business of Outerwall and the Restricted Subsidiaries; and

(13) any sale of assets or property for Fair Market Value; provided that the aggregate book value of all property disposed of in reliance on this clause (13) in any fiscal year shall not exceed $25.0 million and provided, further that any cash consideration received shall be treated as Net Proceeds under the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

“Asset Sale Offer” has the meaning assigned to that term under the caption “—Repurchase at the Option of Holders—Asset Sales.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law to close. If a payment date is a day on which commercial banking institutions are authorized or required by law to close at the place of payment, then payment may be made on the next succeeding day that is not such a legal holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided, that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than twelve months from the date of acquisition;

(3) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year from the date of acquisition, and having, at the time of acquisition, a credit rating of at least “A-2” from S&P or at least “P-2” from Moody’s;

(4) time deposits, certificates of deposit, eurodollar time deposits and eurodollar certificates of deposit with maturities not exceeding 364 days from the date of acquisition, bankers’ acceptances with maturities not exceeding 364 days from the date of acquisition, and overnight bank deposits, in each case, with (x) any lender party to the Credit Agreement, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million and (z) any bank whose short-term commercial paper rating at the time of acquisition thereof is at least A-2 or the equivalent thereof from S&P or is at least P-2 or the equivalent thereof from Moody’s;

(5) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper or variable or fixed rate notes rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s and, in each case, maturing within six months after the date of acquisition;

(7) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Cash Equivalents (of the kind described in clause (2) of this definition) maturing as to principal and interest at times and in amounts sufficient to provide such payment;

(8) money market accounts at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition; and

(9) shares of any so-called “money market fund” that is registered under the Investment Company Act of 1940, has net assets of at least $500,000,000 and has an investment portfolio with an average maturity of 365 days or less.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Outerwall and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of Outerwall;

(3) any Person (including a Person’s Affiliates and associates), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Outerwall, measured by voting power rather than a number of shares;

(4) the first day on which a majority of the members of the Board of Directors of Outerwall are not Continuing Directors; or

(5) Outerwall consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Outerwall, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Outerwall or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Outerwall outstanding immediately prior to such transaction (x) remains outstanding and constitutes a majority of the then outstanding Voting Stock of Outerwall and is held by the holders thereof immediately prior to such transaction or (y) is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Change of Control Offer” has the meaning set forth above under the caption “—Repurchase at the Option of Holders—Change of Control.”

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus (or in the case of clause (5) below, minus), without duplication, the following items to the extent deducted (or added) in computing Consolidated Net Income for such period:

(1) provision for taxes based on or by reference to income or profits of such Person and its Restricted Subsidiaries for such period; plus

(2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period; plus

(3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including any non-consolidated non-cash equity interest losses in joint ventures and excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period; plus

(4) expenses and charges resulting from equity offerings, investments, mergers, recapitalizations, the incurrence of Permitted Refinancing Indebtedness and refinancing thereof, option buyouts, Dispositions, Asset Acquisitions and similar transactions (whether or not completed), including such expenses and charges relating to (i) the offering of the Notes, (ii) any amendment or other modification of the Notes or the Credit Agreement, (iii) the redemption or repurchase of Outerwall’s existing 4.00% Convertible Senior Notes due 2014 and (iv) the consummation of any other transactions in connection with the repayment or refinancing of Outerwall’s Existing Indebtedness; minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Outerwall will be added to Consolidated Net Income to compute Consolidated Cash Flow of Outerwall only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Outerwall by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income has not previously been effected in compliance with applicable law and is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) non-cash expenses or charges arising from the grant, issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any stock, stock options or other equity-based awards will be excluded; and

(5) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded to the extent not distributed to the specified Person or one of its Subsidiaries.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt minus Domestic Cash as of such date to (b) Consolidated Cash Flow for the four fiscal quarters most recently ended immediately prior to such date for which financial statements are available, with such pro forma adjustments as are set forth under the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Net Tangible Assets” means Total Assets after deducting:

(1) all current liabilities;

(2) any item representing investments in Unrestricted Subsidiaries; and

(3) all goodwill, trade names, trademarks, patents, unamortized debt discount, organization expenses and other like intangibles,

all as set forth on the most recent internal balance sheet of Outerwall and its consolidated Restricted Subsidiaries and computed in accordance with GAAP.

“Consolidated Total Debt” means, at any date of determination, the aggregate amount of Indebtedness of the Company and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, but in any event, excluding obligations for undrawn letters of credit, bank guaranties and contingent reimbursement obligations under surety bonds; provided that, notwithstanding the treatment thereof under GAAP (including under FASB ASC 825 and FASB ASC 470-20), such Indebtedness will include the aggregate principal amount of all Indebtedness that may be convertible into Equity Interests of Outerwall or any of its Subsidiaries, including the aggregate principal amount of Outerwall’s 4.00% Convertible Senior Notes due 2014 and any other convertible notes that may be issued by Outerwall or any of its Subsidiaries from time to time.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Outerwall who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Covenant Suspension Event” has the meaning assigned to such term under the caption “—Certain Covenants—Covenant Suspension.”

“Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of July 15, 2011, and amended as of October 25, 2011, among Outerwall Inc. and inter alia Bank of America N.A., as administrative agent, providing for revolving credit and term loan borrowings and letters of credit, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified (in whole or in part, and without limitation as to amount, terms, covenants or other conditions), renewed, extended, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time whether (in whole or in part) with the same or other lenders.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures, note purchase agreements or commercial paper facilities or financings, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified (in whole or in part, and without limitation as to amount, terms, covenants or other conditions), renewed, extended, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time whether (in whole or in part) with the same or other lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disposition” means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person’s assets or Capital Stock.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Outerwall to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Outerwall may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Outerwall and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Cash” means the aggregate amount of cash and Cash Equivalents of Outerwall and its Domestic Subsidiaries in deposit or investment accounts of Outerwall and its Domestic Subsidiaries in the United States free and clear of all Liens (other than Liens created by the Credit Agreement).

“Domestic Subsidiary” means any Restricted Subsidiary of Outerwall that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“DTC” means The Depository Trust Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any offering of Qualified Capital Stock of Outerwall.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means all Indebtedness of Outerwall and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means (unless otherwise provided in the indenture) the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (1) the Chief Executive Officer, the Chief Financial Officer or the Board of Directors of Outerwall for transactions involving Fair Market Value that is less than or equal to $10.0 million, and (2) the Board of Directors of Outerwall for transactions involving Fair Market Value that is greater than $10.0 million.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four fiscal quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four fiscal quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four fiscal quarter reference period and any pro forma calculations shall be determined in good faith by the chief financial officer of Outerwall;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four fiscal quarter reference period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four fiscal quarter reference period; and

(6) interest expense attributable to Indebtedness that is to be computed on a pro forma basis and bears a floating rate of interest will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire reference period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date of at least 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, capitalized interest, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon, the amount of which shall be the portion of interest equal to the proportionate amount (if less than all) of such Indebtedness of such other Person so guaranteed or secured by such Lien (or, if less, the Fair Market Value of the assets subject to such Lien); plus

(3) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Outerwall (other than Disqualified Stock) or to Outerwall or a Restricted Subsidiary of Outerwall, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP;

less, to the extent included above, the amortization during such period of debt issuance and deferred financing costs, commissions and fees and any amortization of deferred charges resulting from the application of Accounting Standards Codification 470-20, Debt (but only to the extent of the information therein that was codified from Financial Accounting Standards Board Staff Position No. APB 14-1—Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) or related interpretations or guidance).

“Foreign Subsidiary” means any Restricted Subsidiary other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means any Subsidiaries that execute a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of any such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), without duplication, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price (other than trade payables incurred in the ordinary course of business) of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations other than Hedging Obligations that are incurred for the purpose of protecting Outerwall or any of the Restricted Subsidiaries against fluctuations in interest rates, commodity prices or foreign currency exchange rates, and not for speculative purposes, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person, to the extent, as applicable, of the amount of Indebtedness covered by such Guarantee, or the fair market value of the asset or assets subject to such Lien. The principal amount of any Hedging Obligations shall be the net amount payable upon termination (if any) at such time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the judgment of the Board of Directors, qualified to perform the task for which it has been engaged.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees or other obligations), advances or capital contributions (excluding loans and advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Outerwall or any Subsidiary of Outerwall sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Outerwall such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Outerwall, Outerwall will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Outerwall’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the last paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Outerwall or any Subsidiary of Outerwall of a Person that holds an Investment in a third Person will be deemed to be an Investment by Outerwall or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the last paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date on which the original notes were originally issued under the indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof (but excluding any operating leases), any option or other agreement to sell or give a security interest in and any valid authorization to file any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Material Subsidiary” means (a) a Subsidiary whose consolidated assets or revenues as of the end of the most recently ended fiscal year or for such fiscal year, as the case may be, exceeded 10% of the consolidated assets or revenues of Outerwall as of the end of such fiscal year or for such fiscal year, as the case may be, or (b) a Subsidiary that guarantees any other Indebtedness of Outerwall or any Guarantor.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

“Net Proceeds” means the aggregate cash proceeds received by Outerwall or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, (2) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, (6) any reserve, established in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by Outerwall or any Restricted Subsidiary of Outerwall after such Asset Sale, and (7) any reserves established in accordance with GAAP with respect to the purchase price adjustments or indemnification obligations relating to such Asset Sale or otherwise in connection with such Asset Sale.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither Outerwall nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of Outerwall or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity.

“Note Guarantee” means the Guarantee by each Guarantor of Outerwall’s obligations under the indenture and the original notes and the exchange notes, as the case may be, executed pursuant to the provisions of the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means any business conducted by Outerwall or its Restricted Subsidiaries on the Issue Date and any business related, ancillary or complementary to, or a reasonable extension of, the business of Outerwall or its Restricted Subsidiaries on the Issue Date.

“Permitted Investments” means:

(1) any Investment in Outerwall or in a Restricted Subsidiary;

(2) any Investment in Cash Equivalents;

(3) any Investment by Outerwall or any Restricted Subsidiary of Outerwall in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary, or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Outerwall or a Restricted Subsidiary.

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5) any acquisition of assets or Capital Stock solely in exchange for (or out of the net proceeds of) the issuance of Equity Interests (other than Disqualified Stock) of Outerwall;

(6) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of Outerwall or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to employees made in the ordinary course of business of Outerwall or any of its Restricted Subsidiaries in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

(9) extensions of trade credit or advances to customers and/or suppliers on commercially reasonable terms in the ordinary course of business (including concessionary trade terms as Outerwall or its Restricted Subsidiary (as the case may be) deems reasonable under the circumstances);

(10) Guarantees of Indebtedness of Outerwall or any of its Restricted Subsidiaries issued in accordance with the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(11) repurchases of the Notes;

(12) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed the greater of (A) $100.0 million and (B)(i) the greater of (1) $200.0 million and (2) 30.0% of the Consolidated Net Tangible Assets of Outerwall and its Restricted Subsidiaries at any time outstanding less (ii) the amount of Investment previously made pursuant to clause (13) of the second paragraph under “—Certain Covenants—Restricted Payments”; and

(13) for the avoidance of doubt, any Investments existing on the Issue Date and any extension, modification, replacement or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date (or as subsequently amended or otherwise modified in a manner not disadvantageous to the holders of the Notes in any material respect).

“Permitted Liens” means:

(1) Liens securing Indebtedness incurred by Outerwall or any Guarantor pursuant to clause (1) of the definition of “Permitted Debt” and any cash management obligations owed to any lender or any Affiliates thereof;

(2) Liens in favor of Outerwall or any Guarantor;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Outerwall or any Restricted Subsidiary of Outerwall; provided, that such Liens were in existence prior to, and not incurred in contemplation of, such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Outerwall or the Restricted Subsidiary and any proceeds of such property;

(4) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of Outerwall, provided, that such Liens were in existence prior to, and not created in contemplation thereof and do not extend to any other property of Outerwall or any Restricted Subsidiary other than any proceeds of such property;

(5) Liens on assets (including Capital Stock) existing at the time of acquisition of the assets by Outerwall or any Subsidiary of Outerwall, together with any proceeds thereof; provided, that such Liens were in existence prior to such acquisition, and not incurred in contemplation of such acquisition;

(6) Liens to secure the performance of statutory obligations, bids, trade contracts, leases (other than Capital Lease Obligations), surety or appeal bonds, performance bonds, letters of credit or other obligations of a like nature incurred in the ordinary course of business;

(7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness and assets reasonably related thereto (and any proceeds thereof) and incurred within 180 days after the date of the acquisition, or the completion of the construction or improvement, thereof;

(8) Liens existing on the Issue Date (other than Liens referred to in clause (1) above), and replacements thereof encumbering only the assets subject to the Liens being replaced and any proceeds thereof (and securing obligations not exceeding in aggregate amount the obligations secured on the Issue Date by such Liens being replaced);

(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(11) survey exceptions, minor defects or irregularities in title, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees) or payment obligations to the trustee;

(13) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture (other than Permitted Refinancing Indebtedness refinancing Indebtedness secured by Liens referred to in clause (1) above); provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(14) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and Liens securing reimbursement obligations in respect of letters of credit, or to secure the performance of tenders, statutory obligations, indemnity, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(15) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(16) Liens upon specific items of inventory or other goods purchased by Outerwall or its Restricted Subsidiaries in the ordinary course of business in favor of the vendors thereof, together with any proceeds thereof;

(17) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods that are incurred in the ordinary course of business;

(18) Liens with respect to obligations that do not exceed $20.0 million at any one time outstanding;

(19) Liens solely on any cash earnest money deposits made by Outerwall or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the indenture;

(20) Liens securing Hedging Obligations made in the ordinary course of business and not for speculation; provided that such Hedging Obligations are permitted under the indenture;

(21) bankers’ Liens, rights of setoff, and similar Liens granted or incurred in the ordinary course of business with respect to deposits and deposit accounts in favor of the banks with which such accounts are maintained;

(22) Liens arising in connection with the filing of precautionary UCC financing statements or functionally similar documents, relating solely to operating leases of personal property entered into in the ordinary course of business;

(23) Liens or rights of setoff on coins contained in the automated coin counting machines or other machines owned by Outerwall and its Subsidiaries in favor of a counterparty to a Outerwall Installation Agreement to the extent that such counterparty has paid or otherwise honored a voucher issued in respect of such coins in accordance with such Outerwall Installation Agreement; and

(24) Liens on assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries.

“Permitted Refinancing Indebtedness” means any Indebtedness of Outerwall or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Outerwall or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the initial principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all customary expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by (a) Outerwall or a Guarantor or (b) by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“preferred stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Outerwall which shall be substituted for Moody’s or S&P or both, as the case may be.

“Restricted Investments” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Reversion Date” has the meaning assigned to such term under the caption “—Certain Covenants— Covenant Suspension.”

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.

“SEC” means the United States Securities and Exchange Commission.

“Significant Note Guarantee” means a Note Guarantee executed and delivered by a Significant Restricted Subsidiary.

“Significant Restricted Subsidiary” means any Restricted Subsidiary that is a Significant Subsidiary.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Surviving Person” means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

“Suspended Covenants” has the meaning assigned to such term under the caption “—Certain Covenants— Covenant Suspension.”

“Suspension Period” has the meaning assigned to such term under the caption “—Certain Covenants— Covenant Suspension.”

“Total Assets” means the total consolidated assets of Outerwall and its Subsidiaries as of the end of the most recent fiscal quarter of Outerwall for which financial statements are required to be delivered under the indenture.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 15, 2016; provided that if the period from the redemption date to March 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of Outerwall that is designated by the Board of Directors of Outerwall as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by the covenant described above under the caption “—Certain Covenants— Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Outerwall or any Restricted Subsidiary of Outerwall unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Outerwall or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Outerwall;

(3) is a Person with respect to which neither Outerwall nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Outerwall or any of its Restricted Subsidiaries.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Domestic Subsidiary” means any Wholly Owned Subsidiary that is a Domestic Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and shares issued to foreign nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following summary describes the material United States federal income tax consequences relevant to the exchange of original notes for exchange notes pursuant to the exchange offer. The following discussion is based on the provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, and related United States Treasury regulations, administrative rulings and judicial decisions now in effect, changes to which subsequent to the date hereof may affect the tax consequences described below.

We encourage holders to consult their own tax advisors regarding the United States federal tax consequences of the exchange offer and being a holder of the exchange notes in light of their particular circumstances, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

An exchange of original notes for exchange notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. Consequently, holders will not recognize any taxable gain or loss as a result of exchanging original notes for exchange notes pursuant to the exchange offer. The holding period of the exchange notes will include the holding period of the original notes, and the tax basis in the exchange notes will be the same as the tax basis in the original notes immediately before the exchange.

PLAN OF DISTRIBUTION

Based on interpretations of the staff of the SEC, as described in no-action letters issued to third parties that are not related to us, we believe that the exchange notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the exchange notes represents to us in the exchange offer that it is acquiring the exchange notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the exchange notes and that it is not our affiliate, as such terms are interpreted by the SEC; provided, however, that broker-dealers receiving exchange notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such exchange notes as further discussed below. We also believe that such broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of the notes) with this prospectus.

We believe that you may not transfer exchange notes issued in the exchange offer without further compliance with such requirements or an exemption from such requirements if you are:

•	our affiliate within the meaning of Rule 405 under the Securities Act, or

•	a broker-dealer that acquired original notes as a result of market-making or other trading activities.

The information described above concerning interpretations of and positions taken by the SEC staff is not intended to constitute legal advice. Broker-dealers should consult their own legal advisors with respect to these matters.

If you wish to exchange your original notes for exchange notes in the exchange offer, you will be required to make representations to us as described in “The Exchange Offer—Procedures for Tendering” and “—Your Representations to Us” of this prospectus and in the letter of transmittal.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days following the effective date of the registration statement of which this prospectus forms a part, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. Further, for a period of 180 days following the effective date of the registration statement of which this prospectus forms a part, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Until (and including) , 2013, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and special reports, as well as registration and proxy statements and other information, with the SEC. These reports, statements and other information may be inspected and copied at prescribed rates from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. These materials may also be accessed electronically by means of commercial document retrieval services and the SEC’s website on the Internet at http://www.sec.gov.

INCORPORATION BY REFERENCE

We filed with the SEC a registration statement on Form S-4 dated September 6, 2013 of which this prospectus is a part. This prospectus does not contain all the information in the registration statement. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and obtain a copy of the registration statement, including exhibits, at the SEC’s public reference facilities or its website as described above. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the exchange offer is completed, except for information in any such documents or filings “furnished” under any current report or otherwise “furnished” to the SEC, including under Item 2.02 or Item 7.01 or any Current Report on Form 8-K:

•	Our annual report on Form 10-K, as amended, for the year ended December 31, 2012;

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013; and

•	Our current reports on Form 8-K filed with the SEC on January 3, 2013 (other than items furnished to the SEC under Item 2.02 and Item 7.01), February 4, 2013, March 4, 2013 (other than items furnished to the SEC under Item 7.01), March 8, 2013, March 12, 2013, March 25, 2013, April 25, 2013, July 2, 2013 (other than items furnished to the SEC under Item 2.02 and Item 7.01), July 24, 2013 and September 6, 2013;

Copies of the documents listed above are also available free of charge through our website (www.outerwall.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC. In addition, you can obtain the documents referenced above by contacting us as described on the inside front cover of this prospectus.

LEGAL MATTERS

The validity of the exchange notes being offered under this prospectus will be passed upon for Outerwall Inc. by Perkins Coie LLP, Seattle, Washington.

EXPERTS

The consolidated financial statements of Outerwall Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

OUTERWALL INC.

OFFER TO EXCHANGE ITS

6.000% Senior Notes due 2019

that have been registered under the

Securities Act of 1933, as amended,

for any and all of its outstanding

6.000% Senior Notes due 2019

that were issued and sold in a transaction

exempt from registration

under the Securities Act of 1933, as amended

PROSPECTUS

                    , 2013

Until                 , 2013, all dealers that effect transactions in these securities, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification	of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers on terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the certificate of incorporation of each of Outerwall, Coinstar International, Inc. and ecoATM, Inc. includes a provision that eliminates the personal liability of its directors to such corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to such corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchase or redemption); or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the bylaws of each of Outerwall, Coinstar International, Inc. and ecoATM, Inc. provide that: (i) such corporation is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; (ii) such corporation is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and (iii) the rights conferred in such corporation’s bylaws are not exclusive.

Each of Outerwall, Coinstar International, Inc. and ecoATM, Inc. may enter into indemnification agreements with certain of its directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in its certificate of incorporation and its bylaws and to provide additional procedural protections.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

The limited liability company agreements of each of Clover One, LLC, Coinstar Procurement, LLC, CUHL Foods, LLC, RAR Ventures, LLC, Redbox Automated Retail, LLC and Sesame Holdings, LLC provide that such company is required to indemnify its member and manager to the fullest extent not prohibited by law.

Section 15-7(a) of the Illinois Limited Liability Company Act provides that a limited liability company shall indemnify a member or manager for liabilities incurred in the ordinary course of business of the company or for the preservation of its business or property.

The limited liability company agreement of Redbox Incentives LLC provides that Redbox Incentives LLC is required to indemnify its member and manager to the fullest extent not prohibited by law.

Sections 23B.08.500 through 603 of the Washington Business Corporation Act authorize a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers on terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by the Washington Business Corporation Act, the articles of incorporation of CUHL Holdings Inc. include a provision that eliminates the personal liability of its directors to the corporation or its shareholders for monetary damages for conduct as a director, except for liability (i) for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director; (ii) for conduct violating Section 23B.08.310 of the Washington Business Corporation Act (regarding unlawful distributions); or (iii) for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

As permitted by the Washington Business Corporation Act, the bylaws of CUHL Holdings Inc. provide that: (i) CUHL Holdings Inc. is required to indemnify its directors and officers to the fullest extent permitted by the Washington Business Corporation Act; (ii) CUHL Holdings Inc. is required to advance expenses, as incurred, to its directors and officers in connection with legal proceedings to the fullest extent permitted by the Washington Business Corporation Act; and (iii) the rights conferred in the bylaws are not exclusive.

CUHL Holdings Inc. may enter into indemnification agreements with its directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in its articles of incorporation and bylaws and to provide additional procedural protections.

The indemnification provision in each registrant’s governing documents and any indemnity agreements such registrant may enter into with certain of its directors and officers may be sufficiently broad to permit indemnification of such registrant’s directors and officers for liabilities arising under the Securities Act. Outerwall has also obtained directors’ and officers’ liability insurance.

Item 21. Exhibits	and Financial Statement Schedules

(a) Exhibits

Reference is made to the Exhibit Index starting on page E-1.

Item 22. Undertakings

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be this initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 6th day of September, 2013.

OUTERWALL INC.

By:	/s/ J. Scott Di Valerio
Name:	J. Scott Di Valerio
Title:	Chief Executive Officer

Each person whose signature appears below hereby constitutes, appoints and authorizes Galen C. Smith and Donald R. Rench, or any one of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on the 6th day of September, 2013.

Signature	Title

/s/ J. Scott Di Valerio J. Scott Di Valerio	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Galen C. Smith Galen C. Smith	Chief Financial Officer (Principal Financial Officer)

/s/ Tad K. Larsen Tad K. Larsen	Chief Accounting Officer (Principal Accounting Officer)

/s/ Nelson C. Chan Nelson C. Chan	Chair of the Board

/s/ Deborah L. Bevier Deborah L. Bevier	Director

/s/ Nora M. Denzel Nora M. Denzel	Director

Signature	Title

/s/ David M. Eskenazy David M. Eskenazy	Director

/s/ Robert D. Sznewajs Robert D. Sznewajs	Director

/s/ Ronald B. Woodard Ronald B. Woodard	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 6th day of September, 2013.

CLOVER ONE, LLC

By:	/s/ J. Scott Di Valerio
Name:	J. Scott Di Valerio
Title:	President

Each person whose signature appears below hereby constitutes, appoints and authorizes Galen C. Smith and Donald R. Rench, or any one of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on the 6th day of September, 2013.

Signature	Title

/s/ J. Scott Di Valerio J. Scott Di Valerio	President (Principal Executive Officer)

/s/ Galen C. Smith Galen C. Smith	Vice President and Treasurer (Principal Financial and Accounting Officer)

OUTERWALL INC. /s/ Donald R. Rench Donald R. Rench Chief Legal Officer, General Counsel and Corporate Secretary	Sole Member and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 6th day of September, 2013.

COINSTAR INTERNATIONAL, INC.

By:	/s/ J. Scott Di Valerio
Name:	J. Scott Di Valerio
Title:	President

Each person whose signature appears below hereby constitutes, appoints and authorizes Galen C. Smith and Donald R. Rench, or any one of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on the 6th day of September, 2013.

Signature	Title

/s/ J. Scott Di Valerio J. Scott Di Valerio	President and Director (Principal Executive Officer)

/s/ Galen C. Smith Galen C. Smith	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Donald R. Rench Donald R. Rench	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 6th day of September, 2013.

COINSTAR PROCUREMENT, LLC

By:	/s/ J. Scott Di Valerio
Name:	J. Scott Di Valerio
Title:	President

Each person whose signature appears below hereby constitutes, appoints and authorizes Galen C. Smith and Donald R. Rench, or any one of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on the 6th day of September, 2013.

Signature	Title

/s/ J. Scott Di Valerio J. Scott Di Valerio	President (Principal Executive Officer)

/s/ Tad K. Larsen Tad K. Larsen	Treasurer (Principal Financial and Accounting Officer)

OUTERWALL INC. /s/ Donald R. Rench Donald R. Rench Chief Legal Officer, General Counsel and Corporate Secretary	Sole Member and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 6th day of September, 2013.

CUHL FOODS, LLC

By:	/s/ J. Scott Di Valerio
Name:	J. Scott Di Valerio
Title:	President

Each person whose signature appears below hereby constitutes, appoints and authorizes Galen C. Smith and Donald R. Rench, or any one of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on the 6th day of September, 2013.

Signature	Title

/s/ J. Scott Di Valerio J. Scott Di Valerio	President (Principal Executive Officer)

/s/ Tad K. Larsen Tad K. Larsen	Treasurer (Principal Financial and Accounting Officer)

CUHL HOLDINGS INC. /s/ Donald R. Rench Donald R. Rench Secretary	Sole Member and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 6th day of September, 2013.

CUHL HOLDINGS INC.

By:	/s/ J. Scott Di Valerio
Name:	J. Scott Di Valerio
Title:	President

Each person whose signature appears below hereby constitutes, appoints and authorizes Galen C. Smith and Donald R. Rench, or any one of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on the 6th day of September, 2013.

Signature	Title

/s/ J. Scott Di Valerio J. Scott Di Valerio	President and Director (Principal Executive Officer)

/s/ Galen C. Smith Galen C. Smith	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ Donald R. Rench Donald R. Rench	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 6th day of September, 2013.

ECOATM, INC.

By:	/s/ Tom Tullie
Name:	Tom Tullie
Title:	President

Each person whose signature appears below hereby constitutes, appoints and authorizes Galen C. Smith and Donald R. Rench, or any one of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on the 6th day of September, 2013.

Signature	Title

/s/ Tom Tullie Tom Tullie	President (Principal Executive Officer)

/s/ Robert Genthert Robert Genthert	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ J. Scott Di Valerio J. Scott Di Valerio	Director

/s/ Donald R. Rench Donald R. Rench	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 6th day of September, 2013.

RAR VENTURES, LLC

By:	REDBOX AUTOMATED RETAIL, LLC, its sole member and manager /s/ J. Scott Di Valerio
Name:	J. Scott Di Valerio
Title:	Vice President

Each person whose signature appears below hereby constitutes, appoints and authorizes Galen C. Smith and Donald R. Rench, or any one of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on the 6th day of September, 2013.

Signature	Title

REDBOX AUTOMATED RETAIL, LLC /s/ J. Scott Di Valerio J. Scott Di Valerio Vice President	Sole Member and Manager (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 6th day of September, 2013.

REDBOX AUTOMATED RETAIL, LLC

By:	/s/ Anne G. Saunders
Name:	Anne G. Saunders
Title:	President

Each person whose signature appears below hereby constitutes, appoints and authorizes Galen C. Smith and Donald R. Rench, or any one of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on the 6th day of September, 2013.

Signature	Title

/s/ Anne G. Saunders Anne G. Saunders	President (Principal Executive Officer)

/s/ Galen C. Smith Galen C. Smith	Treasurer (Principal Financial and Accounting Officer)

OUTERWALL INC. /s/ Donald R. Rench Donald R. Rench Chief Legal Officer, General Counsel and Corporate Secretary	Sole Member and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 6th day of September, 2013.

REDBOX INCENTIVES LLC

By:	REDBOX AUTOMATED RETAIL, LLC, its sole member and manager /s/ J. Scott Di Valerio
Name:	J. Scott Di Valerio
Title:	Vice President

Each person whose signature appears below hereby constitutes, appoints and authorizes Galen C. Smith and Donald R. Rench, or any one of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on the 6th day of September, 2013.

Signature	Title

REDBOX AUTOMATED RETAIL, LLC /s/ J. Scott Di Valerio J. Scott Di Valerio Vice President	Member and Manager (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 6th day of September, 2013.

SESAME HOLDINGS, LLC

By:	/s/ J. Scott Di Valerio
Name:	J. Scott Di Valerio
Title:	President

Each person whose signature appears below hereby constitutes, appoints and authorizes Galen C. Smith and Donald R. Rench, or any one of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on the 6th day of September, 2013.

Signature	Title

/s/ J. Scott Di Valerio J. Scott Di Valerio	President (Principal Executive Officer)

/s/ Galen C. Smith Galen C. Smith	Vice President and Treasurer (Principal Financial and Accounting Officer)

OUTERWALL INC. /s/ Donald R. Rench Donald R. Rench Chief Legal Officer, General Counsel and Secretary	Sole Member and Manager

EXHIBIT INDEX

Number	Description

3.1	Outerwall Inc. Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Outerwall’s Current Report on Form 8-K filed on July 2, 2013 (File No. 000-22555)) and Outerwall Inc. Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Outerwall’s Current Report on Form 8-K filed on October 26, 2010 (File No. 000-22555)).

3.2	Amended and Restated Bylaws of Outerwall Inc. (incorporated by reference to Exhibit 3.2 to Outerwall’s Current Report on Form 8-K filed on July 2, 2013 (File No. 000-22555)).

3.3	Clover One, LLC Certificate of Formation

3.4	Limited Liability Company Agreement of Clover One, LLC dated November 27, 2012

3.5	Coinstar International, Inc. Certificate of Incorporation

3.6	By-Laws of Coinstar International, Inc. adopted on March 16, 1998

3.7	Coinstar Procurement, LLC Certificate of Formation

3.8	Limited Liability Company Agreement of Coinstar Procurement, LLC dated August 16, 2011

3.9	CUHL Foods, LLC Certificate of Formation

3.10	Limited Liability Company Agreement of CUHL Foods, LLC dated February 14, 2011

3.11	CUHL Holdings Inc. Articles of Incorporation

3.12	Bylaws of CUHL Holdings Inc. adopted on May 29, 2009

3.13	Restated Certificate of Incorporation of ecoATM, Inc.

3.14	Bylaws of ecoATM, Inc.

3.15	RAR Ventures, LLC Certificate of Formation

3.16	Limited Liability Company Agreement of RAR Ventures, LLC effective as of July 8, 2011

3.17	Redbox Automated Retail, LLC Certificate of Formation

3.18	Fourth Amended and Restated Limited Liability Company Agreement of Redbox Automated Retail, LLC dated March 6, 2009

3.19	Redbox Incentives LLC Articles of Organization

3.20	Limited Liability Company Agreement of Redbox Incentives LLC dated December 2, 2011

3.21	Sesame Holdings, LLC Certificate of Formation

3.22	Limited Liability Company Agreement of Sesame Holdings, LLC dated February 8, 2013

4.1	Indenture, dated as of March 12, 2013, among Coinstar, the Subsidiary Guarantors and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to Outerwall’s Current Report on Form 8-K filed on March 12, 2013 (File No. 000-22555))

4.2	Registration Rights Agreement, dated as of March 12, 2013, among Coinstar, the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers (incorporated by reference to Exhibit 4.2 to Outerwall’s Current Report on Form 8-K filed on March 12, 2013 (File No. 000-22555))

4.3	Form of Outerwall Inc. 6.000% Exchange Note due 2019

E-1

5.1	Opinion of Perkins Coie LLP as to the legality of the Exchange Notes issued by Outerwall Inc.

12.1	Computation of ratio of earnings to fixed charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1)

25.1	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Notice of Letter to DTC Participants

99.4	Form of Letter to Clients

E-2